As filed with the Securities and Exchange Commission on May 28, 2010

Securities Act File No. 000-53839

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

China Teletech Limited
(Name of small business issuer in its charter)

British Columbia	4813	27-1011540
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Henry Liguori, Chief Executive Officer
China Teletech Limited
Room A, 20/F, International Trade Residential and Commercial Building
Nanhu Road, Shenzhen, China
Phone: (86) 755-82204422

 (Address and telephone number of principal executive offices)

Copies to:
Phillip E. Koehnke, APC
P.O. Box 235472, Encinitas, CA 92024
(858) 229-8116 Phone
(501) 634-0070 fax

Approximate date of proposed sale to the public: as soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  (  )

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration number of the earlier effective registration statement for the same offering.   (  )

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering.  (  )

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933 check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering.  (  )

If delivery of the Prospectus is expected to be made pursuant to Rule 434, check the following box.   (  )

Indicate by check mark whether registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer	☐	Accelerated Filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each	Amount	Proposed Maximum	Proposed Maximum	Amount of
Class of Securities	Being	Price Per Share(1)	Aggregate Price(1)	Registration
To be Registered	Registered			Fee

Common Stock	70,919,945	$0.10	$200,000	$61.40

Total	70,919,945	$0.10	$200,000	$61.40

(1) The shares included herein are being distributed to the stockholders of CN Dragon Corporation, a Nevada corporation. No consideration will be received by China Teletech Limited in consideration of such distribution. The offering price is the stated, fixed price of $0.10 per share until the securities are quoted on the OTC Bulletin Board for the purpose of calculating the registration fee pursuant to Rule 457. This amount is only for purposes of determining the registration fee, the actual value of the securities will be based upon fluctuating market prices once the securities are quoted on the OTC Bulletin Board.

The registrant hereby amends this registration statement (the “Registration Statement”) on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a) may determine.

PRELIMINARY PROSPECTUS

CHINA TELETECH LIMITED

DISTRIBUTION OF 70,919,945 SHARES OF COMMON STOCK

We are furnishing this Prospectus to the shareholders of CN Dragon Corporation, a Nevada corporation (formerly known as Wavelit, Inc.) (“CN Dragon”)

Shareholders of CN Dragon will receive one (1) share of China Teletech Limited (the “Company,” “Corporation,” “China Teletech,” “we,” and “us”) for every one (1) share of CN Dragon which they held on February 12, 2009, the record date of the distribution (the “Record Date” and the “Distribution”). Any fractional shares left as a result of the Distribution will be rounded up to the nearest whole share. The Distribution is expected to be effected as soon as practicable after the date the Registration Statement, of which this Prospectus is a part, is declared effective.

We are bearing all costs incurred in connection with this Distribution.

Before this offering, there has been no public market for our common stock and our common stock is not listed on any stock exchange or on the over-the-counter market. This Distribution of our common shares is the first public Distribution of our shares. It is our intention to seek a market maker to publish quotations for our shares on the OTC Electronic Bulletin Board; however, we have no agreement or understanding with any potential market maker. Accordingly, we can provide no assurance to you that a public market for our shares will develop and if so, what the market price of our shares may be.  The shares registered in the Distribution will be sold at $0.10 per share until our shares are quoted on the OTC Bulletin Board, if ever, and thereafter at prevailing market prices or privately negotiated prices.

SHARES OF CHINA TELETECH LIMITED INVOLVE A HIGH DEGREE OF RISK. WE URGE YOU TO READ THE "RISK FACTORS" SECTION BEGINNING ON PAGE 13, ALONG WITH THE REST OF THIS PROSPECTUS RELATING TO RISKS ASSOCIATED WITH THE SECURITIES REGISTERED HEREIN.

NEITHER THE SECURITIES EXCHANGE COMMISSION (“SEC”) NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE DATE OF THIS PROSPECTUS IS MAY 28, 2010

TABLE OF CONTENTS

Prospectus Summary	5
Summary Financial Data	9
Risk Factors	13
The Spin-Off	20
Questions and Answers Concerning the Stock Distribution	22
Use of Proceeds	23
Dividend Policy	23
Legal Proceedings	23
Directors, Executive Officers, Promoters and Control Persons	24
Security Ownership of Certain Beneficial Owners and Management	25
Interest of Named Experts and Counsel	26
Indemnification of Directors and Officers	26
Description of Business	27
Management’s Discussion and Analysis of Financial Condition and Results of Operations	30
Description of Property	36
Certain Relationships and Related Transactions	36
Executive Compensation	36
Descriptions of Securities	37
Determination of Price	38
Market for Common Equity and Related Stockholder Matters	38
Additional Information	38
Legal Matters	39
Financial Statements	39
Dealer Prospectus Delivery Obligation	91
Part II	91

PART I - INFORMATION REQUIRED IN PROSPECTUS

PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "RISK FACTORS" section, the financial statements and the notes to the financial statements. As used throughout this prospectus, the terms "China Teletech", "Company", "we," "us," or "our" refer to China Teletech Limited.

Organization

China Teletech Limited (formerly known as Stream Horizons Studio, Inc.) was incorporated under the laws of the Province of British Columbia, Canada on October 1, 2001 under the name Infotec Business Strategies, Inc. The Company is a wholly owned subsidiary of CN Dragon Corporation (formerly known as Wavelit). From its inception, the Company was engaged in the production of video for broadcast over the internet, both live streaming video and on-demand pre-recorded video.  The full service studio offered full video editing, both post-production and live-editing, “green-screen” video production, digital still photography services, as well as the capability to broadcast and edit together live video feeds from any location with broadband internet services (virtual studio). The Company had historically been responsible for the broadcast of various live events and creation of corporate videos for the clients of its parent company, CN Dragon.

Although we continued to investigate the profitability of pursuing our prior production of internet video for broadcast business, management believed and still believes that there may be more value for our shareholders if we were able to (i) attract a more substantial operating company and engage in a merger or business combination of some kind, or (ii) acquire assets or shares of an entity actively engaged in business which generates revenues. We have investigated several possible merger candidates to determine whether or not they would add value to the Company for the benefit of our shareholders. Following such investigation, we entered into negotiations with Sierra Vista Group Limited, a British Virgin Islands Company, incorporated on January 30, 2008 under the British Virgin Islands Business Companies Act, 2004 as further described below. It shall be noted that Sierra Vista Group Limited changed its company name to China Teletech Limited (“CTL”) on June 2, 2009.

On or about February 12, 2009, CN Dragon’s Board of Directors approved of a Spin-Off of China Teletech Limited (formerly known as Stream Horizons Studio, Inc.), its wholly owned subsidiary (the “Spin-Off”). The purpose of the Spin-Off was to provide an independent company to pursue its independent operations. The proposed Spin Off was disclosed in CN Dragon’s Preliminary Form 14C filed with the United States Securities and Exchange Commission (the “SEC”) on February 12, 2009 and subsequently amended on March 16, 2009. Pursuant to the terms of the Spin-Off, CN Dragon has agreed to distribute the 70,919,945 shares to be issued in the Spin-Off as a stock dividend (the “Distribution”) to its shareholders of record as of February 12, 2009 (the “Record Date”).

Following the filing of the Preliminary Form 14C, on or about May 20, 2009 the Company entered into a share exchange agreement (the “Exchange Agreement”) with CTL. Pursuant to the Exchange Agreement, the Company agreed to exchange 170,000,000 shares of its common stock for 10 shares of CTL representing 100% of CTL’s issued and outstanding shares, thus making CTL a wholly owned subsidiary of the Company. However, pursuant to the terms of the Exchange Agreement, the transaction will not close until the Company is able to properly consummate the Spin-Off, obtain SEC approval and effectiveness of this Registration Statement and file the Definitive Form 14C with the SEC (the “Closing Transaction”).

In connection with the Spin-Off and as explained above, CN Dragon will distribute the 70,919,945 shares to be issued in the Spin-Off as a Distribution to its shareholders of record as of the Record Date. This Distribution will constitute our initial public offering. The Distribution is expected to be effected as soon as practicable after the date the Registration Statement, of which this Prospectus is a part, is declared effective and the effectiveness of the Closing Transaction. CN Dragon will distribute one (1) share of our common stock for each one (1) share of CN Dragon common stock that you own on the Record Date. You will not be charged or assessed for the shares and neither we nor CN Dragon will receive any proceeds from the Distribution of the shares.

Following the effectiveness of this Registration Statement and the Closing Transaction, the Company plans to cease its video for broadcast operations and direct its business focus to CTL’s business operations. Currently, CTL maintains two operating subsidiaries in the People’s Republic of China (“PRC”); namely, (a) Shenzhen Rongxin Investment Co., Ltd. (“Shenzhen Rongxin”) and (b) Guangzhou Yueshen Taiyang Network and Technology Co., Ltd. (“Guangzhou Yueshen”).

This Registration Statement and related information, including the financial statements and business operations, takes into account and references the effectiveness of the Closing Transaction, specifically the Exchange Agreement, as described herein.

The following summary is qualified in its entirety by the detailed information appearing elsewhere in this Prospectus. The securities offered hereby are speculative and involve a high degree of risk. See "Risk Factors."

This summary highlights selected information contained elsewhere in this Prospectus. To understand this offering fully, you should read the entire Prospectus carefully.

KEY FACTS ABOUT OUR COMPANY
AND THIS PROSPECTUS

Common Stock Distributed:	70,919,945 shares

Common Stock Outstanding Before The Distribution:	170,000,000 shares. These shares represent the shares that will be issued pursuant to the Exchange Agreement as part of the Closing Transaction.

Common Stock Outstanding After The Distribution:	240,919,945 shares

Distributing Company	CN Dragon corporation, a Nevada corporation (“CN Dragon”).

Distributed Company	China Teletech Limited, a British Columbia corporation (the “Company,” “we,” and “us”).

Shares to be distributed:
CN Dragon will distribute to its stockholders an aggregate of 70,919,945 shares of our common stock, based on 70,919,945 CN Dragon shares outstanding on the record date, February 12, 2009 (the “Record Date” and the “Shares”). The Shares will constitute 29.43% of our outstanding shares after the Distribution. Immediately following the Distribution, CN Dragon will not own any of our shares and we will be an independent company.  The remaining 70.56% of our common stock which will not be distributed to shareholders of CN Dragon will be held by our then Chief Executive Officer and Director Dong Liu who will hold 35.28% of our outstanding shares after the Distribution and by our then Chief Financial Officer, Secretary and Director Yuan Zhao who will hold 35.28% of our outstanding shares after the Distribution.

Record Date:
The Record Date for the Distribution is February 12, 2009, if you own shares of common stock of CN Dragon on the Record Date, you will receive one share of our common stock for every one share of CN Dragon that you hold as of the Record Date.

Offering Price
For purposes of calculating the registration fee for the common stock included in this Prospectus, we have used an estimated price of $0.10 per share.  This is an arbitrary price and we can offer no assurances that the $0.10 price  bears  any  relation  to  the value  of the  shares  as of the  date  of this Prospectus.

Distribution Date:	We currently anticipate that the Distribution will occur as soon as practicable after the date the Registration Statement, of which this Prospectus is a part, is declared effective.

Distribution
On the Distribution Date, the Distribution Agent identified below will distribute the shares representing our common stock to via book entry only to the CN Dragon stockholders as of the Record Date. You will not be required to make any payment or take any other action to receive your shares of our common stock. The distributed shares of our common stock will be freely transferable unless you are one of our affiliates or an affiliate of CN Dragon.

Distribution Ratio:
The distribution ratio of the Distribution will be on a one for one basis, i.e., each shareholder of CN Dragon as of the Record Date will receive one share of our common stock for every one share of CN Dragon that they hold on the Record Date.

Distribution Agent	Action Stock Transfer 7069 S. Highland Dr., # 300 Salt Lake City, UT 84121 Phone: (801) 274-1088 Fax: (801) 274-1099

Transfer Agent and Registrar for our Shares:	Action Stock Transfer 7069 S. Highland Dr., # 300 Salt Lake City, UT 84121 Phone: (801) 274-1088 Fax: (801) 274-1099

Offering Price:
The offering price of the shares has been arbitrarily determined by us based on estimates of the price that purchasers of speculative securities, such as the shares, will be willing to pay considering the nature and capital structure of our Company, the experience of our officers and Directors and the market conditions for the sale of equity securities in similar companies. The offering price of the shares bears no relationship to the assets, earnings or book value of us, or any other objective standard of value. We believe that no shares registered in the Distribution will be sold prior to us becoming a publicly traded company, at which time such shares will be sold based on the market price of such shares.

No Market:
No assurance is provided that a market will be created for our securities in the future, or at all. If in the future a market does exist for our securities, it is likely to be highly illiquid and sporadic.

Address:	Room A, 20/F, International Trade Residential and Commercial Building Nanhu Road, Shenzhen, China

Telephone Number:	(86) 755-82204422

SUMMARY FINANCIAL DATA

You should read the summary financial information presented below for the periods ended December 31, 2009 and 2008 and for the three month periods ended March 31, 2010 and 2009. We derived the summary financial information from our audited financial statements for the years ended December 31, 2009 and 2008 and our unaudited financial statements for the three month periods ended March 31, 2010 and 2009, appearing elsewhere in this Prospectus. You should read this summary financial information in conjunction with our plan of operation, financial statements and related notes to the financial statements, each appearing elsewhere in this Prospectus.

CONSOLIDATED BALANCE SHEETS
As At December 31,

ASSETS	2009	2008
Current Assets
Cash and Cash Equivalent	$ 337,490	$ 709,791
Inventory	253,118	138,151
Receivables	401,646	23,062
Total Current Assets	992,255	871,004

Non-Current Assets
Other Asset	258	-
Property, Plant & Equipment, net	28,526	33,266
TOTAL ASSETS	$ 1,021,039	$ 904,270

LIABILITIES
Current Liabilities
Accounts Payable and Other Liabilities	$ 181,727	$ 124,694
Taxes Payable	225,197	189,811
Total Current Liabilities	406,924	314,505
TOTAL LIABILITIES	$ 406,924	$ 314,505

STOCKHOLDERS' EQUITY
Preferred Stock ($0.000 par value, 10,000,000 shares authorized, 0 share issued and outstanding at December 31, 2009 and 2008)	$ -	$ -
Common Stock ($0.000 par value, 250,000,000 shares authorized, 240,919,945 issued and outstanding at December 31, 2009 and 2008)	-	-
Additional Paid in Capital	1,410,256	1,410,256
Retained Earnings	(915,942)	(929,770)
Accumulated Other Comprehensive Income	119,801	109,279
TOTAL STOCKHOLDERS' EQUITY	614,115	589,765

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 1,021,039	$ 904,270

CONSOLIDATED BALANCE SHEETS
As At March 31,
ASSETS	2010	2009
Current Assets
Cash and Cash Equivalents	$ 382,839	$ 316,576
Inventory	350,865	195,613
Receivables	300,776	401,244
Total Current Assets	1,034,480	913,434

Non-Current Assets
Other Asset	258	-
Property, Plant & Equipment, net	27,125	30,398
TOTAL ASSETS	$ 1,061,863	$ 943,832

LIABILITIES
Current Liabilities
Accounts Payable and Other Liabilities	$ 200,816	$ 142,746
Taxes Payable	233,931	194,488
Total Current Liabilities	434,747	337,234
TOTAL LIABILITIES	$ 434,747	$ 337,234

STOCKHOLDERS' EQUITY
Preferred Stock ($0.000 par value, 10,000,000 shares authorized, 0 share issued and outstanding at March 31, 2010 and December 31 2009)	$ -	$ -
Common Stock ($0.000 par value, 250,000,000 shares authorized, 240,919,945 issued and outstanding at March 31, 2010 and December 31 2009)	-	-
Additional Paid in Capital	1,410,256	1,410,256
Retained Earnings	(903,053)	(913,678)
Accumulated Other Comprehensive Income	119,913	110,020
TOTAL STOCKHOLDERS' EQUITY	627,116	606,598
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 1,061,863	$ 943,832

CONSOLIDATED STATEMENTS OF OPERATIONS
For The Years Ended December 31,

	2009	2008
Revenues
Sales	$ 10,803,459	$ 20,272,787
Cost of Sales	10,393,324	19,371,787
Gross Profit	410,135	901,000

Operating Expenses
Selling Expenses	49,493	31,024
General & Administrative Expenses	312,730	161,436
Total Operating Expense	362,223	192,460

Operating Income/(Loss)	47,912	708,540

Other Income (Expenses)
Other Income	19,971	-
Other Expenses	(19,266)	(75)
Interest Income	73	89
Interest Expense	(3)	-
Total Other Income/(Expense)	775	14

Earnings before Tax	48,687	708,554

Income Tax	(34,859)	(186,860)

Net Income	$ 13,828	$ 521,694

Earnings per share
- Basic	$ 0.00	$ 0.00
- Diluted	$ 0.00	$ 0.00

Weighted average shares outstanding
- Basic	240,919,945	240,919,945
- Diluted	240,919,945	240,919,945

CONSOLIDATED STATEMENTS OF OPERATIONS
For The Three-Month Periods Ended March 31,

	2010	2009
Revenues
Sales	$ 3,334,185	$ 2,111,061
Cost of Sales	3,234,336	2,043,320
Gross Profit	99,849	67,741

Operating Expenses
Selling Expenses	17,159	8,709
General & Administrative Expenses	61,136	38,485
Total Operating Expense	78,295	47,194

Operating Income/(Loss)	21,554	20,547

Other Income (Expenses)
Other Income	39	-
Other Expenses	(53)	-
Interest Income	3	-
Interest Expense	-	(13)
Total Other Income/(Expense)	(11)	(13)

Earnings before Income Tax	21,543	20,534

Income Tax	8,654	4,442

Net Income	$ 12,889	$ 16,092

Earnings per share
- Basic	$ 0.00	$ 0.00
- Diluted	$ 0.00	$ 0.00

Weighted average shares outstanding
- Basic	240,919,945	240,919,945
- Diluted	240,919,945	240,919,945

RISK FACTORS

You should carefully consider the risks described below as well as other information provided to you in this document, including information in the section of this document entitled “Forward Looking Statements.” The risks and uncertainties described below are not the only ones facing the Company. Additional risks and uncertainties not presently known to the Company or that the Company currently believes are immaterial may also impair the Company’s business operations. If any of the following risks actually occur, the Company’s business, financial condition or results of operations could be materially adversely affected, the value of the Company common stock could decline, and you may lose all or part of your investment.

RISKS RELATED TO OUR BUSINESS

Following the Closing Transaction, management will collectively hold approximately 70.56% of the outstanding shares and exercise control of the Company.

Following the Closing Transaction, the two officers/directors, Dong Liu and Yuan Zhao, collectively hold 70.56% of the outstanding shares and exercise control of the company. Accordingly, our other shareholders will have little or no control of the company.

We are a development stage company and have little to no operating history upon which to evaluate our business.

We have a limited operating history and may not succeed.  Our plans and businesses are “proposed” and “intended” but we may not be able to successfully implement them.  Our primary business purpose is the expansion of our mobile phone value added services and applications. We expect that unanticipated expenses, problems, and technical difficulties will occur and that they will result in material delays in the operation of our business.  We may not obtain sufficient capital or achieve a significant level of operations and, even if we do, we may not be able to conduct such operations on a profitable basis.

You should consider our prospects in light of the risks, uncertainties and difficulties frequently encountered by companies that, like us, are in their early stage of development. We cannot guarantee that we will succeed in achieving our business goals, and our failure to do so would have a material adverse effect on our business, prospects, financial condition, operating results and our ability to continue as a going concern. We expect that we will require additional capital in order to execute our current business plan. As a development stage business, we may in the future experience under capitalization, shortages, setbacks and many of the problems, delays and expenses encountered by any early stage business. As a result of these factors, other factors described herein and unforeseen factors, we may not be able to successfully implement our business model.

We depend on a number of suppliers and any failure by any of them to supply us with products may impair our inventory and adversely affect our ability to meet customer demands, which could result in a decrease in net sales.

We typically do not maintain long-term purchase contracts with suppliers, but instead operate principally on a purchase order basis. Our current suppliers may not continue to sell products to us on current terms or at all, and we may not be able to establish relationships with new suppliers to ensure delivery of products in a timely manner or on terms acceptable to us. We may not be able to acquire desired merchandise in sufficient quantities on terms acceptable to us in the future. Our business could also be adversely affected if there were delays in product shipments to us due to freight difficulties, financial difficulties with our major suppliers, delays due to the difficulties of our suppliers involving strikes or other difficulties at their principal transport providers or otherwise. We are also dependent on suppliers for assuring the quality of merchandise supplied to us. Our inability to acquire suitable merchandise in the future or the loss of one or more of our suppliers and our failure to replace them may harm our relationship with our customers and our ability to attract new customers, resulting in a decrease in net sales.

Maintaining good terms with distributors, wholesalers and retailers, and responding to customers may prove difficult.

Our success depends in part on our ability to (i) effectively maintain good working relationships with distributors, wholesalers and retailers, and (ii) respond to changing customer tastes in mobile phone applications, and to translate market trends into appropriate, saleable product offerings far in advance.  It is especially important in China to maintain good relationships with business partners since a significant portion of sales is highly dependent on the trading with distributors, wholesalers and retailers.  If we are unable to successfully predict or respond to changing styles or trends and misjudge the market for our products or any new product lines, our sales will be lower and we may be faced with a substantial amount of unsold inventory or missed opportunities.  In response, we may be forced to rely on additional markdowns or promotional sales to dispose of excess, slow-moving inventory, which may have a material adverse effect on our business, financial condition and results of operations.

We face risks associated with purchasing products from foreign companies

The Company’s purchases are based solely in PRC.  Foreign products, such as foreign brand mobile phones, are purchased through authorized dealers in PRC.  Dealing with imported products, we may be subject to the risks generally associated with doing business abroad, such as foreign governmental regulations, economic disruptions, delays in shipments, freight cost increases and changes in political or economic conditions in countries from which we purchase products. In the event that our authorized dealers have trouble with foreign supplies the Company would switch to other available brands with similar qualities.

The loss of the services of our senior management could impair our ability to execute our business strategy and as a result, reduce our sales and profitability.

Mr. Wen-wu Chen, General Manager, is a key person managing the marketing and sales efforts of the Company since 2008.  Mr. Chen has developed an extensive sales network in the China telecommunications industry.

Mr. Sibei Li, Sales Manager, is a key person in the management and recruitment of sales person for the Company.  Mr. Li was previously the sales manager for several companies in the telecommunications, electronics and real estate industries.

We depend on the continued services of our senior management. The loss of such key personnel could have a material adverse effect on our ability to execute our business strategy and on our financial condition and results of operations. We do not maintain key-person insurance for our senior management. We may have difficulty replacing our senior management who leave and, therefore, the loss of the services of any of these individuals could harm our business.

There are several members in senior management with extensive management experience in the telecommunications industry.  The Company acknowledges that it may lose some of these valued members but the effect on the Company would be minimal.  Guangzhou Yueshen is well connected with the telecommunications industry in PRC and would be able to find capable replacements if needed.  The Company will also implement performance based incentive mechanisms to reduce the loss of senior management.

Requirements associated with being a public company will require significant company resources and management attention.

Prior to this offering, we had not been independently subject to the reporting requirements of the Securities Exchange Act of 1934, or the other rules and regulations of the SEC or any securities exchange relating to public companies.  We are working with independent legal, accounting and financial advisors to identify those areas in which changes should be made to our financial and management control systems to manage our growth and our obligations as a public company.  These areas include corporate governance, corporate control, internal audit, disclosure controls and procedures and financial reporting and accounting systems.  We have made, and will continue to make, changes in these and other areas, including our internal controls over financial reporting.  However, we cannot assure you that these and other measures we may take will be sufficient to allow us to satisfy our obligations as a public company on a timely basis.

In addition, compliance with reporting and other requirements applicable to public companies such as Sarbanes Oxley will create additional costs for us, will require the time and attention of management and will require the hiring of additional personnel and outside consultants.  We cannot predict or estimate the amount of the additional costs we may incur, the timing of such costs or the degree of impact on our management's attention to these matters will have on our business.

In addition, being a public company could make it more difficult or more costly for us to obtain certain types of insurance, including directors' and officers' liability insurance, and we may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage.  The impact of these events could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, our board committees or as executive officers.

Our planned growth together with our added obligations of being a public company may strain our business infrastructure, which could adversely affect our operations and financial condition.

As we grow, we will face the risk that our future resources and systems, including management resources, accounting and finance personnel and operating systems, may be inadequate to support our growth. We may also face new challenges, including an increase in information to be processed by our management information systems and diversion of management attention and resources away from existing operations and towards growth in new markets. Our current growth strategy will require us to increase our management and other resources over the next few years. In particular, heightened new standards with respect to internal accounting and other controls, as well as other resource-intensive requirements of being a public company, may, and have further strained our business infrastructure. If we are unable to manage our planned growth and maintain effective controls, systems and procedures, we may be unable to efficiently operate and manage our business and have and may continue to experience information lapses affecting our public reporting which could adversely effect our operations and financial condition.

We need to attract qualified employees.

Our future success depends in large part upon our ability to attract, train, retain and motivate employees. Qualified individuals of the requisite caliber and number needed to fill positions are in short supply in some areas. Our industry is characterized by high levels of employee attrition. Although we believe we will be able to offer competitive salaries and benefits, we may have to increase spending in order to retain personnel.

The success of our growth plan will be dependent on our ability to recruit and/or promote enough qualified personnel to support our future growth. The time and effort required to train and supervise a large number of new managers and associates may divert our existing resources and adversely affect our operating and financial performance.

We may pursue strategic acquisitions, which could have an adverse impact on our business.

We may from time to time consider acquiring complementary companies or businesses. To do so, we would need to identify suitable acquisition candidates, negotiate acceptable acquisition terms and obtain appropriate financing. Any acquisition that we pursue, whether or not successfully completed, may involve risks, including:

-	the diversion of our capital and our management's attention from other business issues and opportunities;
-	difficulties in successfully integrating companies or stores that we acquire, including personnel, financial systems and controls, distribution, operations and general store operating procedures;
-	material adverse effects on our operating results, particularly in the fiscal quarters immediately following the acquisition as it is integrated into our operations;
-	material adverse effects on our operating results due to the closure of stores or distribution centers;
-	potentially dilutive issuances of our equity securities; and
-	the incurrence of debt and contingent liabilities and impairment charges related to goodwill and other intangible assets, any of which could harm our business and financial condition.

Our success is highly dependent on our ability to provide timely delivery to our customers, and any disruption in our delivery capabilities or our related planning and control processes may adversely affect our operating results.

An important part of our success is due to our ability to deliver products quickly to our customers. Our ability to maintain this success depends on the identification and implementation of improvements to our planning processes, distribution infrastructure and supply chain. We also need to ensure that our distribution infrastructure and supply chain keep pace with our anticipated growth. The cost of these enhanced processes could be significant and any failure to maintain, grow or improve them could adversely affect our operating results.

We may have insufficient funds to implement our expansion strategy.

Our expansion strategy will require additional capital for, among other purposes, opening new and relocated stores, renovating existing stores, entering new collaboration terms with distributors, wholesalers and other retailers, and entering new markets, including researching existing and new real estate and consumer markets, lease costs, inventory, property and equipment, integration of new stores and markets into company-wide systems and programs and other costs associated with new store, renovated and relocated store and market entry expenses and growth.  If cash generated internally is insufficient to fund capital requirements, or if funds are not available, we will require additional debt or equity financing.  Adequate financing may not be available or, if available, may not be available on terms satisfactory to us. If we fail to obtain sufficient additional capital in the future, we could be forced to curtail our expansion, renovation and relocation strategies by reducing or delaying capital expenditures relating to new stores, renovated and relocated stores and new market entry, selling assets or restructuring or refinancing our indebtedness. As a result, there can be no assurance that we will be able to fund our current plans for the opening of new stores, the expansion, renovation and relocation of existing stores or entry into new markets .

We estimate that the Company will need approximately US$5,000,000 as funding for the next 12 months.  The funds will be used to increase the number of chain stores and increase inventory for higher turnover.  We estimate to increase 10 new retail stores in Guangzhou and 10 new retail stores in Shenzhen, spending about US$146,400 per new store.  Due to the high demand for mobile phone related services in China, we expect that increased inventory would lead to higher turnover for the Company.   In the event that the Company fails to raise the needed funding, we expect to open a total of 3 new stores and maintain a small growth over the current turnover level.

If we are unable to maintain the profitability of our existing operations and to generate profit for the new operations, we may not be able to adequately implement our growth strategy, which may adversely affect our overall operating results.

Our planned growth depends, in part, on our ability to maintain the profitability of our existing operations and to open new operations in Shenzhen and other locations in Guangdong Province.  There can be no assurance, however, that we will be able to reach favorable terms with distributors, wholesalers and other retailers, identify and obtain favorable store sites, arrange favorable leases for stores, obtain governmental and other third-party consents, permits and licenses needed to expand or operate stores, construct or refurbish stores, open stores in a timely manner, or hire, train and integrate qualified sales associates in those stores.  If we are unable to profitably manage new operations and maintain the profitability of our existing operations, we may not be able to adequately implement our growth strategy, which may adversely affect our overall operating results.

We may not have sufficient funds to operate our business and may not be able to obtain additional financing.

Assuming any disruption in current sales, we may require additional funds to continue our business.  We may not be able to obtain additional financing as needed, on acceptable terms, or at all, which would force us to delay our plans for growth and implementation of our strategy which could seriously harm our business, financial condition, and results of operations.  As we need additional funds, we may seek to obtain them primarily through stock or debt financings.  Those additional financings could result in dilution to our stockholders.

Failure to fund continued capital expenditures could adversely affect results.

If our revenues do not continue, we may have a limited ability to expend the capital necessary to maintain business operations at expected levels, resulting in insufficient revenues over time. If our cash flow from anticipated operations is not sufficient to satisfy our capital expenditure requirements, there can be no assurance that additional debt or equity financing or other sources of capital will be available to meet these requirements.

Costs of legal matters and regulation could exceed estimates.

We may become parties to a number of legal and administrative proceedings involving matters pending in various courts or agencies.  These include proceedings associated with facilities which may be owned, operated or used by us and include claims for personal injuries and property damages.  Our current business model may involve management of regulated materials and are subject to various environmental laws and regulations. It is not possible for us to estimate reliably the amount and timing of all future expenditures related to environmental and legal matters and other contingencies.

Any projections used in this Registration Statement may not be accurate.

Any and all projections and estimates contained in this Registration Statement or otherwise prepared by us are based on information and assumptions which management believes to be accurate; however, they are mere projections and no assurance can be given that actual performance will match or approximate the projections.

Our estimates may prove to be inaccurate and future net cash flows are uncertain.

Our estimates of both future sales and the timing of development expenditures are uncertain and may prove to be inaccurate.  We also make certain assumptions regarding net cash flows and operating and development costs that may prove incorrect when judged against our actual experience.  Any significant variance from these assumptions could greatly affect our estimates of future net cash flows and our ability to borrow under our credit facility.

A downturn in the economy may affect consumer purchases of discretionary items and could harm our operating results.

In general, our sales represent discretionary spending by our customers. Discretionary spending on our products is affected by many factors, including, among others:

-	general business conditions;
-	interest rates;
-	inflation;
-	consumer debt levels;
-	the availability of consumer credit;
-	the number of new and second home purchases;
-	taxation;
-	energy prices;
-	unemployment trends;
-	terrorist attacks and acts of war; and
-	other matters that influence consumer confidence and spending.

Purchases of discretionary items, including the products we intend to sell, could decline during periods when disposable income is lower or during periods of actual or perceived unfavorable economic conditions. If this occurs, our operating results could suffer.

Existing and increased competition in the mobile phone value added service and application business may reduce our net revenues, profits and market share.

The mobile phone value added service and application business is highly competitive. Our retail segment competes against a wide variety of small, independent specialty stores as well as mobile phone equipment stores, national specialty chains and convenience store outlets.  In addition, some of our suppliers offer products directly to consumers.  Many of our competitors are considerably larger and have substantially greater financial, marketing and other resources than we have.  We cannot assure you that we will continue to be able to compete successfully against existing or future competitors.  Our expansion into markets served by our competitors and entry of new competitors or expansion of existing competitors into our markets could have a material adverse effect on our business, financial condition and results of operations.

RISKS RELATING TO THE SPIN-OFF

We may be unable to achieve some or all of the benefits that we expect to achieve from our separation from CN Dragon.

We may not be able to achieve the full strategic and financial benefits that we expect will result from our separation from CN Dragon or such benefits may be delayed or may not occur at all. For example, analysts and investors may not regard our corporate structure as clearer and simpler than the current CN Dragon corporate structure or place a greater value on our Company as a stand-alone company than on our businesses being a part of CN Dragon. As a result, in the future the aggregate market price of CN Dragon’s common stock and our common stock as separate companies may be less than the market price per share of CN Dragon’s common stock had the separation and distribution not occurred.

We are being separated from CN Dragon, our parent company, and, therefore, we have a limited operating history as a separate company, and no history as a separate reporting company until this Registration Statement filing.

The historical and financial information included in this information statement does not necessarily reflect the financial condition, results of operations or cash flows that we would have achieved as a separate publicly-traded company during the periods presented or those that we will achieve in the future primarily as a result of the following factors:

-	Our past business has in part been operated by CN Dragon as part of its broader corporate organization, rather than as a separate, publicly-traded company; and
-	Other significant changes may occur in our cost structure, management, financing and business operations as a result of our operating as a company separate from CN Dragon.

The Distribution of our shares may result in tax liability.

You may be required to pay income tax on the value of your shares of common stock received in connection with the Spin-Off Distribution. This Distribution may be taxable to you as a dividend and/or as a capital gain, depending upon the extent of your basis in CN Dragon stock which you hold. You are advised to consult your own tax advisor as to the specific tax consequences of the Distribution.  Shareholders are also encouraged to read “Federal Income Tax Consequences of the Distribution” and “Federal Income Tax Consequences to Shareholders” below, which contain important tax disclosures relating to the Distribution.

The Distribution may cause the trading price of CN Dragon’s common stock to decline.

Following the Distribution CN Dragon expects that its common stock will continue to be quoted and traded on the Over the Counter Bulletin Board under the symbol “DRGN.” A trading market may not continue for the shares of CN Dragon’s common stock or even develop for our shares. As a result of the Distribution, the trading price of CN Dragon’s common stock may be substantially lower following the Distribution than the trading price of CN Dragon’s common stock immediately prior to the Distribution.

Further, the combined trading prices of CN Dragon’s common stock and our common stock after the Distribution may be less than the trading price of CN Dragon’s common stock immediately prior to the Distribution.

The lack of a broker or dealer to create or maintain a market in our stock could adversely impact the price and liquidity of our securities.

We have no agreement with any broker or dealer to act as a market maker for our securities and as a result, we may not be successful in obtaining any market makers. Thus, no broker or dealer will have an incentive to make a market for our stock. The lack of a market maker for our securities could adversely influence the market for and price of our securities, as well as your ability to dispose of, or to obtain accurate information about, and/or quotations as to the price of, our securities.

RISKS RELATED TO OUR STOCK

We require substantial capital requirements to finance our operations.

We have substantial anticipated capital requirements and we may require additional capital for future operations.  We plan to finance anticipated ongoing expenses and capital requirements with funds generated from the following sources:

-	cash provided by operating activities;
-	available cash and cash investments; and
-	capital raised through debt and equity offerings.

The funds provided by these sources, if attainable, may not be sufficient to meet our anticipated cash requirements and the uncertainties and risks associated with future performance and revenues will ultimately determine our liquidity and our ability to meet anticipated capital requirements.  If declining prices cause our anticipated revenues to decrease, we may be limited in our ability to replace our inventory.  As a result, our production and revenues would decrease over time and may not be sufficient to satisfy our projected capital expenditures.  We may not be able to obtain additional financing in such a circumstance.

As a public company, our stock price could be extremely volatile and, as a result, you may not be able to resell your shares at or above the price you paid for them.

Following this Registration Statement, an active public market for our common stock may not develop or be sustained. Further, the market price of our common stock may decline below the price paid for investor’s shares.

Among the factors that could affect our stock price are:

-	industry trends and the business success of our vendors;
-	actual or anticipated fluctuations in our quarterly financial and operating results, including our comparable store sales;
-	our failure to meet the expectations of the investment community and changes in investment community recommendations or estimates of our future operating results;
-	strategic moves by our competitors, such as product announcements or acquisitions;
-	regulatory developments;
-	litigation;
-	general market conditions;
-	other domestic and international macroeconomic factors unrelated to our performance; and
-	additions or departures of key personnel.

The stock market has from time to time experienced extreme volatility that has often been unrelated to the operating performance of particular companies. These kinds of broad market fluctuations may adversely affect the market price of our common stock. In the past, following periods of volatility in the market price of a company's securities, securities class action litigation has often been instituted. If a securities class action suit is filed against us, we would incur substantial legal fees and our management's attention and resources would be diverted from operating our business in order to respond to the litigation.

We may need to raise additional money before we achieve profitability; if we fail to raise additional money, it could be difficult to continue our business.

In the event our revenues decrease, we may not have sufficient financial resources from revenues to meet our operating expenses and capital requirements.   We may seek additional funding through public or private financing or through collaborative arrangements with strategic partners.

You should be aware that in the future:

-	we may not obtain additional financial resources when necessary or on terms favorable to us, if at all;
-	any available additional financing may not be adequate; and
-	we may be required to sell shares of our common stock at extremely discounted prices in order for us to obtain additional financing.

If we cannot raise additional funds when needed, or on acceptable terms, we may not be able to continue to operate.

Issuing preferred stock with rights senior to those of our common stock could adversely affect holders of common stock.

Our charter documents give our board of directors the authority to issue series of preferred stock without a vote or action by our stockholders and such shares have been issued.  The board also has the authority to determine the terms of preferred stock, including price, preferences and voting rights.  The rights granted to holders of preferred stock may adversely affect the rights of holders of our common stock.  For example, a series of preferred stock may be granted the right to receive a liquidation preference – a pre-set distribution in the event of a liquidation – that would reduce the amount available for distribution to holders of common stock.  In addition, the issuance of preferred stock could make it more difficult for a third party to acquire a majority of our outstanding voting stock.  As a result, common stockholders could be prevented from participating in transactions that would offer an optimal price for their shares.

We do not anticipate paying dividends on our capital stock in the foreseeable future.

We do not anticipate paying any dividends in the foreseeable future. We currently intend to retain our future earnings, if any, to fund the development and growth of our business. In addition, the terms of the any future debt or credit facility may preclude us from paying any dividends. As such, our shareholders may not receive any profit on their investment other than from the eventual sale of their shares, if any.

RISKS RELATED TO DOING BUSINESS IN CHINA

Changes in China's political or economic situation could harm us and our operating results.

Economic reforms adopted by the Chinese government have had a positive effect on the economic development of the country, but the government could change these economic reforms or any of the legal systems at any time. This could either benefit or damage our operations and profitability. Some of the things that could have this effect are:

-	Level of government involvement in the economy;
-	Control of foreign exchange;
-	Methods of allocating resources;
-	Balance of payments position;
-	International trade restrictions; and
-	International conflict.

The Chinese economy differs from the economies of most countries belonging to the Organization for Economic Cooperation and Development, or OECD, in many ways. For example, state-owned enterprises still constitute a large portion of the Chinese economy and weak corporate governance and a lack of flexible currency exchange policy still prevail in China. As a result of these differences, we may not develop in the same way or at the same rate as might be expected if the Chinese economy was similar to those of the OECD member countries

Uncertainties with respect to the PRC legal system could limit the legal protections available to you and us.

The PRC legal system is based on written statutes, and prior court decisions may be cited for reference but have limited precedential value. Since 1979, a series of new PRC laws and regulations have significantly enhanced the protections afforded to various forms of foreign investments in China. However, since the PRC legal system continues to evolve rapidly, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involve uncertainties, which may limit legal protections available to you and us. In addition, any litigation in China may be protracted and result in substantial costs and diversion of resources and management attention. In addition, all of our executive officers and all of our directors are residents of China and not of the United States, and substantially all the assets of these persons are located outside the United States. As a result, it could be difficult for investors to affect service of process in the United States or to enforce a judgment obtained in the United States against our Chinese operations and subsidiaries.

You may have difficulty enforcing judgments against us.

We are a British Columbia company and most of our assets are located outside of the United States. Most of our current operations will be conducted in the PRC. In addition, most of our directors and officers are nationals and residents of countries other than the United States. A substantial portion of the assets of these persons is located outside the United States. As a result, it may be difficult for you to effect service of process within the United States upon these persons. It may also be difficult for you to enforce in U.S. courts judgments on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors, most of whom are not residents in the United States and the substantial majority of whose assets are located outside of the United States. In addition, there is uncertainty as to whether the courts of the PRC would recognize or enforce judgments of U.S. courts.

The PRC government exerts substantial influence over the manner in which we must conduct our business activities.

The PRC government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, import and export tariffs, environmental regulations, land use rights, property and other matters. We believe that our operations in China are in material compliance with all applicable legal and regulatory requirements. However, the central or local governments of the jurisdictions in which we operate may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations.  Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof and could require us to divest ourselves of any interest we then hold in Chinese properties or joint ventures.

Future inflation in China may inhibit our ability to conduct business in China.

In recent years, the Chinese economy has experienced periods of rapid expansion and highly fluctuating rates of inflation. These factors have led to the adoption by the Chinese government, from time to time, of various corrective measures designed to restrict the availability of credit or regulate growth and contain inflation. High inflation may in the future cause the Chinese government to impose controls on credit and/or prices, or to take other action, which could inhibit economic activity in China, and thereby harm the market for our products and our company.

Restrictions on currency exchange may limit our ability to receive and use our revenues effectively.

The majority of our revenues will be settled in RMB and U.S. dollars, and any future restrictions on currency exchanges may limit our ability to use revenue generated in RMB to fund any future business activities outside China or to make dividend or other payments in U.S. dollars. Although the Chinese government introduced regulations in 1996 to allow greater convertibility of the RMB for current account transactions, significant restrictions still remain, including primarily the restriction that foreign-invested enterprises may only buy, sell or remit foreign currencies after providing valid commercial documents, at those banks in China authorized to conduct foreign exchange business. In addition, conversion of RMB for capital account items, including direct investment and loans, is subject to governmental approval in China, and companies are required to open and maintain separate foreign exchange accounts for capital account items. We cannot be certain that the Chinese regulatory authorities will not impose more stringent restrictions on the convertibility of the RMB.

Fluctuations in exchange rates could adversely affect our business and the value of our securities.

The value of our common stock will be indirectly affected by the foreign exchange rate between U.S. dollars and RMB and between those currencies and other currencies in which our sales may be denominated. Appreciation or depreciation in the value of the RMB relative to the U.S. dollar would affect our financial results reported in U.S. dollar terms without giving effect to any underlying change in our business or results of operations. Fluctuations in the exchange rate will also affect the relative value of any dividend we issue that will be exchanged into U.S. dollars as well as earnings from, and the value of, any U.S. dollar-denominated investments we make in the future.

Since July 2005, the RMB has no longer been pegged to the U.S. dollar. Although the People's Bank of China regularly intervenes in the foreign exchange market to prevent significant short-term fluctuations in the exchange rate, the RMB may appreciate or depreciate significantly in value against the U.S. dollar in the medium to long term. Moreover, it is possible that in the future PRC authorities may lift restrictions on fluctuations in the RMB exchange rate and lessen intervention in the foreign exchange market.

THE SPIN-OFF

70,919,945 shares of our common stock will be distributed by CN Dragon to its shareholders (the “Distribution”) as of February 12, 2009 (the “Record Date”). This equates to one share of our common stock distributed for each one share of common stock held by each shareholder of CN Dragon as of the Record Date. Fractional shares will be rounded up to the nearest whole share. The Spin-Off is being undertaken by CN Dragon to allow us to independently operate the Company, an to afford us the opportunity to obtain audited financial statements and trade our common stock on the Over-The-Counter Bulletin Board.  By distributing shares of our stock to CN Dragon’s shareholders, we are able to become a fully reporting company and move forward with the registration of the shares disclosed herein, and the planned future trading of our common stock on the Over-The-Counter Bulletin Board. As a result of the Spin-Off, we will be a stand-alone company. We also plan to take steps to quote our securities on the Over-The-Counter Bulletin Board subsequent to the Distribution, as we believe that this will improve our access to the capital markets for additional growth capital. However, an active market for our securities may not develop following the Distribution, if ever.

The Distribution is expected to be effected as soon as practicable after the date the Registration Statement, of which this Prospectus is a part, is declared effective. We will not issue certificates representing the shares of Company common stock.  The shares issued pursuant to the distribution will be book entry only with our transfer agent.  Shareholder that desire physical certificates can contact the transfer agent and request physical certificates for approximately $40 per certificate.  No fractional shares of Company common stock will be issued.

We have not applied to register the shares in any state. An exemption from registration will be relied upon in the states where the shares are distributed and may only be traded in such jurisdictions after compliance with applicable securities laws. The shares may not be eligible for sale or resale in such jurisdictions. We may apply to register the shares in several states for secondary trading; however we are under no requirement to do so.

We will not receive any proceeds from the Spin-Off of the shares of common stock.

REASONS FOR THE DISTRIBUTION

The main reasons for the Distribution are to:

-
Affording us the opportunity to obtain audited financial statements for us and trade our common stock on the Over-The-Counter Bulletin Board.  By distributing shares of our stock to CN Dragon’s shareholders we are able to become a fully reporting company and move forward with the registration of the shares disclosed herein, and the planned future trading of our common stock on the Over-The-Counter Bulletin Board; and

-	To enable CN Dragon stockholders to increase or decrease their level of participation in our business by varying their level of investment in us separate from CN Dragon.

PLAN OF DISTRIBUTION

This Prospectus relates to the distribution by CN Dragon of 29.45% of the shares of our common stock (the “Distribution”). Our common stock will be distributed by Action Stock Transfer the distribution agent, to CN Dragon stockholders of record as of the Record Date on the basis of one share of our common stock for every one share of CN Dragon common stock. Any fractional shares will be rounded up to the nearest whole share. All such shares of our common stock will be fully paid and non-assessable and the holders thereof will not be entitled to preemptive rights. No consideration will be paid to CN Dragon or the Company by the CN Dragon stockholders for the shares of our common stock received in the Distribution. Following the Distribution, CN Dragon will own no shares of our common stock or our other securities. The Distribution is currently expected to be effected as soon as practicable after the Registration Statement, of which this Prospectus is a part, is declared effective.  All shares will be issued via book entry with our transfer agent.  No certificates representing the shares of our common stock will be mailed to the CN Dragon stockholders. We will not receive any proceeds from the resale of common stock by the CN Dragon stockholders.

No cash distributions will be paid. Although the distribution ratio is one for one, with any fractional shares rounded up to the nearest whole share. No shareholder of CN Dragon is required to make any payment or exchange any shares in order to receive our common shares in the spinoff. CN Dragon will bear all of the costs of the Distribution.

TRANSFER AND RESALE OF COMMON STOCK

Following the effectiveness of this Registration Statement, the shares of our common stock distributed to the CN Dragon stockholders will be freely transferable, except for shares received by persons who may be deemed to be our "affiliates" or “affiliates” of CN Dragon, as such term is defined under the Securities Act of 1933, as amended (the “Securities Act”).

Persons who may be deemed to be our affiliates after the Distribution include individuals or entities that control, are controlled by or under common control with the Company, and include our directors and principal executive officers, as well as any stockholder owning 10% or more of the total stock issued and outstanding. Under Rule 144, if we are current in our reporting obligations, resales of common stock for the account of affiliates cannot be made until the common stock has been held for six months from the later of its acquisition from the company or an affiliate of the company, and if we are not current in our reporting obligations, such shares must be held for a total of at least one year. Thereafter, shares of common stock may be resold without registration subject to Rule 144's resale limitations, including, but not limited to, the following:

-	volume limitation;
-	aggregation;
-	broker transaction, and
-	notice filing requirements.

The volume limitations provide that a person (or persons who must aggregate their sales) cannot, within any three-month period, sell more than the greater of one percent of the then outstanding shares, or the average weekly reported trading volume during the four calendar weeks preceding each such sale. The one individual listed as a director and as executive management of the Company is an affiliate of the Company. Additionally, the Company may consider adding additional executives and/or directors in the future.

FEDERAL INCOME TAX CONSEQUENCES OF THE DISTRIBUTION

The following discussion is a summary of the material U.S. federal income tax consequences of the distribution of our shares. However, it is not intended to be a complete discussion of all potential tax effects that might be relevant to the Distribution. It also is limited to domestic non-corporate shareholders. It may not be applicable to certain classes of taxpayers, including, without limitation, corporations, nonresident aliens, insurance companies, tax-exempt organizations, financial institutions, securities dealers, broker-dealers, persons who are not citizens or residents of the United States or who are otherwise subject to special treatment under the United States tax code. Additionally, each stockholder’s individual circumstances may affect the tax consequences of the Distribution to such stockholder. Finally, no information is provided with respect to tax consequences under any applicable foreign, state or local laws. All classes of taxpayer shareholders should consult their own tax advisors regarding the tax consequences of the Distribution.

The following summary is based on laws, regulations, rulings, practice, and judicial decisions in effect at the date of this Prospectus, and does not take into account possible changes to such laws or such interpretations, if any, any of which may be applied retroactively. Additionally, legislative, regulatory, or interpretive changes or future court decisions may significantly modify the statements made in this description. Any such changes or interpretations may or may not be retroactive and could affect the tax consequences described herein.

YOU ARE URGED TO CONSULT WITH YOUR OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO YOU OF THE DISTRIBUTION OF OUR SHARES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, OR FOREIGN TAX LAWS, AND OF CHANGE IN THE APPLICABLE LAWS.

FEDERAL INCOME TAX CONSEQUENCES TO SHAREHOLDERS

CN Dragon has not requested nor does it intend to request a ruling from the Internal Revenue Service or an opinion of tax counsel as to the federal income tax consequences of the Distribution. However, based on the facts of the proposed transaction, it is the opinion of the management of CN Dragon that the transaction will not qualify as a "tax free" spin off under Section 355 of the Internal Revenue Code of 1986, as amended. As such, CN Dragon will likely report the transaction as a taxable distribution to which Section 301 applies.

Assuming CN Dragon reports the transaction as taxable under Section 301, the amount of the Distribution for purposes of Section 301 of the Code will be equal to the fair market value of the shares on the date of the Distribution. Since we have had historical net losses, we are not expected to have earnings or profits as of the date of the Distribution. Furthermore, because there is no current public market for our common stock, the fair market value of these shares and hence the amount of the Distribution will probably be minimal on the date of Distribution; however, each stockholder’s individual circumstances may affect the tax consequences of the Distribution to such stockholder. Stockholders who are not citizens or residents of the United States, are corporations, or who are otherwise subject to special treatment under applicable tax codes, may have other consequences as a result of the Distribution. We strongly urge all stockholders to consult with their own tax, financial, or investment advisor or legal counsel experienced in these matters.

The foregoing sets forth the opinion of the management of CN Dragon. CN Dragon will likely report the amount of the Distribution to the Internal Revenue Service based on our net book value on the date of Distribution, which has not been determined to date. The Internal Revenue Service is not bound thereby and no assurance exists that it will concur with the position of management regarding the value of the shares or other matters herein discussed. Specifically, it is possible that the Internal Revenue Service may assert that a substantially higher fair market value existed for the shares on the date of Distribution. If the Internal Revenue Service were to successfully assert that a substantially higher value should be placed on the amount of the Distribution, the taxation of the transaction to CN Dragon and its stockholders would be based on such higher value. In such event, the tax impact would increase significantly and would not be minimal. CN Dragon would recognize gain to the extent the value placed on the amount of the Distribution exceeded its adjusted basis in the stock (which approximates our net book value). You would be taxed on the amount so determined for the Distribution as a dividend to the extent of any current year or accumulated earnings and profits of CN Dragon and would recognize gain on the balance of the Distribution to the extent it exceeded their adjusted basis in our shares owned by them.

YOU ARE URGED TO CONSULT WITH YOUR OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO YOU OF THE DISTRIBUTION OF OUR SHARES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, AND OF CHANGE IN THE APPLICABLE LAWS.

QUESTIONS AND ANSWERS CONCERNING THE STOCK DISTRIBUTION

Will Every Stockholder Share in Proportion to Their Holdings in CN Dragon?

Yes, each shareholder of CN Dragon will receive one share of our common stock for every one share of common stock of CN Dragon they hold as of February 12, 2009 (the “Record Date”), in connection with the Distribution. Any fractional shares will be rounded up the nearest whole share.

However, certain states may not allow us to distribute the shares to certain shareholders of CN Dragon, including, but not limited to the shareholders who have deposited their shares in the depository trust, without first registering and/or qualifying the shares in that particular state. Therefore, we reserve the right to pay you $0.01 as the dividend for each share you would have received, in lieu of issuing you our shares in this Distribution.

What is the Connection Between CN Dragon and the Company?

Prior to the Distribution, we were a wholly owned subsidiary of CN Dragon.

Why Are We Engaging in This Distribution?

The dividend represents the Company’s initial public offering of its securities, although it is different than a traditional offering in that securities are distributed only to eligible CN Dragon stockholders. We believe that the dividend has several advantages over a traditional initial public offering. This type of offering gives us an opportunity to offer our common stock to investors who we believe, as CN Dragon stockholders, already have some interest in the Company. This form of offering also is more cost effective than the traditional method since there will not be any underwriting discounts and/or commissions paid.

In addition, CN Dragon's management supports the dividend because they believe it will benefit CN Dragon stockholders by:

-
Affording us the opportunity to obtain audited financial statements for us and trade our common stock on the Over-The-Counter Bulletin Board, instead of the Pink Sheets.  By spinning-off our assets and operations we are able to become a fully reporting company and move forward with the registration of the shares disclosed herein, and the planned future trading of our common stock on the Over-The-Counter Bulletin Board; and

-	Enabling CN Dragon stockholders to increase or decrease their level of participation in our business by varying their level of investment in us separate from CN Dragon.

Can I Sell My Shares?

Upon the effectiveness of our Registration Statement with the SEC, the shares of common stock issuable to shareholders of CN Dragon will be freely tradeable, assuming any market for these securities ever develops and the compliance with state securities laws, of which there can be no assurance.  Any affiliates of us and/or affiliates of CN Dragon will hold restricted securities subject to the resale limitations of Rule 144, as described in greater detail herein.

Where Will the Company’s Common Stock Trade?

There is currently no public market for our common stock. We expect that our securities will trade on the over-the-counter market on the OTC Electronic Bulletin Board. A market for our common stock may not develop or if it does develop, such market may not be sustained.

What Are Shares Of the Company Worth?

The value of our shares will be determined by their trading price after the Distribution is affected. We do not know what the trading price will be and we can provide no assurances as to the value of such shares, if any.

What Are The Tax Consequences To Me Of The Distribution?

While we do not believe that the Distribution will qualify as a tax-free distribution under U.S. tax laws, we can provide no guidance to shareholders who will receive shares in the Distribution regarding the potential tax consequences of such Distribution. However, a portion of the Distribution may be taxable to you as a dividend and the remainder may be a tax-free reduction in your basis in your CN Dragon shares.

USE OF PROCEEDS

We are not selling any shares of common stock pursuant to this Prospectus and therefore we will not receive any proceeds from this offering.

DIVIDEND POLICY

To date, we have not declared or paid any dividends on our outstanding shares. We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock. Although we intend to retain our earnings to finance our operations and future growth, our Board of Directors will have discretion to declare and pay dividends in the future. Payment of dividends in the future will depend upon our earnings, capital requirements and other factors, which our Board of Directors may deem relevant.

LEGAL PROCEEDINGS

From time to time we may be a defendant or plaintiff in various legal proceedings arising in the normal course of our business. We are currently not a party to any material pending legal proceedings or government actions, including any bankruptcy, receivership, or similar proceedings. In addition, management is not aware of any known litigation or liabilities involving the operators of our properties that could affect our operations. Should any liabilities be incurred in the future, they will be accrued based on management’s best estimate of the potential loss. As such, there is no adverse effect on our consolidated financial position, results of operations or cash flow at this time. Furthermore, Management of the Company does not believe that there are any proceedings to which any director, officer, or affiliate of the Company, any owner of record of the beneficially or more than five percent of the common stock of the Company, or any associate of any such director, officer, affiliate of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company.

DIRECTORS, EXECUTIVE OFFICERS,
PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

The following table sets forth, as of the date of this Registration Statement, the name, age and position of our sole director, executive officers and other significant employees:

Officers and Directors

NAME	AGE	SINCE	POSITION

Henry Liguori	68	2007	President, Chief Executive Officer, Chief Financial Officer, Secretary and sole Director.

The following table sets forth, as of the date of the Closing Transaction, the name, age and position of our sole director, executive officers and other significant employees:

Officers and Directors

NAME	AGE	SINCE	POSITION

Dong Liu	38	2009	President and Director
Yuan Zhao	28	2009	Chief Financial Officer, Secretary and Director

The backgrounds of our directors, executive officers and significant employees are as follows:

Henry Liguori, President, Chief Executive Officer,  Chief Financial Officer, Secretary and sole Director

Mr. Henry Liguori is our current President, Chief Executive Officer,  Chief Financial Officer, Secretary and sole Director.  Mr. Liguori’s education includes an undergraduate degree in Philosophy from St. Lawrence, Beacon,  New York, a graduate degree in Theology from Immaculate Heart of Mary, Geneva, New York and a post graduate degree from Iona College, New Rochelle, New York.  Following the completion of his formal education, Mr. Liguori served in the United States Navy, retiring as a Lieutenant Commander.  After the end of Operation Desert Storm in the Persian Gulf War, Mr. Liguori ended his military career with the meritorious service medal having served the Navy, Marine Corps and Coast Guard both at home and abroad.  Mr. Liguori has extensive experience as an administrator and consultant in the fields of education, business and many charitable organizations and has been offering consulting services in these fields since 1995.

Dong Liu, President and Director.

Mr. Liu is the President and Director of the Company since 2008.  He is also the Chairman of Shenzhen Rongxin Investment Company Limited, a company that invests in communications equipment, computer and network technology development.  He had previously worked for China’s state-owned enterprise, Jinxin Industy Development Company Limited, in Hainan Province and Shenzhen for 11 years and participated in the government’s involvement in business development with several industries.

Yuan Zhao, Chief Financial Officer, Secretary and Director.

Mr. Zhao is the Chief Financial Officer, Secretary and Director of the Company since 2008.  In 2007, he was a business consultant for a Singapore investment company, Huantong Singapore Co. Ltd., which involves in the trading services of telecommunications equipment.  He studied business administration at the Asia Pacific Management Institute in Singapore from 2005 to 2007. Previously he had 4 years’ experience in the hotel management industry in Canada.

Neither Mr. Liguori, Liu or Zhao have not been involved in any of the following legal proceeding within the past 5 years that would materially affect their integrity or his ability to act on behalf of our company:

1.	any bankruptcy petition filed by or against any business of which the above was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses) ;

3.
being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4.
being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the issued and outstanding shares of our common stock as of the date of this Registration Statement, but prior to the Closing Transaction and Distribution, by the following persons:

1.	Each person who is known to be the beneficial owner five percent (5%) or more of our issued and outstanding shares of common stock;
2.	Each of our Directors and executive Officers; and
3.	All of our Directors and Officers as a group

Name And Address	Number Of Shares Beneficially Owned	Percentage Owned

CN Dragon Corporation (1)	1	100%
Henry Ligouri (1)(2)	0	0%

Total	1	100%

(1)	The address is 7216 West Enterprise Drive, Las Vegas, Nevada, 89417.
(2)	Mr. Ligouri is CN Dragon’s Chief Executive Officer and sole director. Mr. Ligouri is the sole officer and director of the Company.

The following table sets forth certain information regarding the proposed beneficial ownership of the issued and outstanding shares of our common stock following the effectiveness of the Registration Statement and Closing Transaction, but before the Distribution by the following persons:

1.	Each person who is known to be the beneficial owner five percent (5%) or more of our issued and outstanding shares of common stock;
2.	Each of our Directors and executive Officers; and
3.	All of our Directors and Officers as a group

Name And Address	Number Of Shares Beneficially Owned	Percentage Owned

Dong Liu(1)	85,000,000	35.28%
Yuan Zhao(2)	85,000,000	35.28%
CN Dragon Corporation(3)	70,919,945	29.43%

Total	240,919,945	100%

(1)	The address is Room A, 20/F, International Trade Residential and Commercial Building, Nanhu Road, Shenzhen China 518002.
(2)	The address is Room 904, Block C, ShengYueJu, FengYuan Road, Guangzhou China, 510130.
(3)
These shares represent the shares to be issued to CN Dragon and subsequently issued to CN Dragon’s shareholder’s in the Distribution. The address is Room A, 20/F, International Trade Residential and Commercial Building, Nanhu Road, Shenzhen China 518002.

The following table sets forth certain information regarding the proposed beneficial ownership of the issued and outstanding shares of our common stock following the Closing Transaction and Distribution by the following persons:

1.	Each person who is known to be the beneficial owner five percent (5%) or more of our issued and outstanding shares of common stock;
2.	Each of our Directors and executive Officers; and
3.	All of our Directors and Officers as a group

Name And Address	Number Of Shares Beneficially Owned	Percentage Owned

Dong Liu(1)	85,000,000	35.28%
Yuan Zhao(2)	85,000,000	35.28%

Total	170,000,000	70.56%

(1)	The address is Room A, 20/F, International Trade Residential and Commercial Building, Nanhu Road, Shenzhen China 518002.
(2)	The address is Room 904, Block C, ShengYueJu, FengYuan Road, Guangzhou China, 510130.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC.  The number of shares and the percentage beneficially owned by each individual listed above include shares that are subject to options held by that individual that are immediately exercisable or exercisable within 60 days from the date of this registration statement and the number of shares and the percentage beneficially owned by all officers and directors as a group includes shares subject to options held by all officers and directors as a group that are immediately exercisable or exercisable within 60 days from the date of this registration statement

INTEREST OF NAMED EXPERTS AND COUNSEL

This Form S-1 Registration Statement was prepared by our counsel, Phillip E. Koehnke, APC, which does not hold any ownership interest in us or beneficially own any of our securities.

EXPERTS

The financial statements of the Company as of December 31, 2009 and 2008 included in this Prospectus have been audited by Samuel H. Wong & Co., LLP, our independent registered public accountants, as stated in their report appearing herein and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

There is no provision in the Articles of Incorporation, nor the By-Laws of the Corporation, nor any Resolution of the Board of Directors, providing for indemnification of Officers or Directors. The Registrant is aware of certain provision of British Columbia Law which creates or imposes any provision for indemnity of Officers or Directors.

British Columbia Statutes

Division 5 of the British Columbia Business Corporations Act provides for the indemnification of our officers and directors for liabilities they may incur in their capacity as directors and officers.  In such case, the Company may be required to advance costs for the defense of any action or legal proceeding against our officers and directors.  In the event that such officers and directors are found to be not liable in the proceeding, the Company will be required to indemnify our officers and directors and pay all costs and expenses incurred in the proceedings.  In addition, indemnification of our officers and directors may be court ordered. We may obtain insurance to insure again such losses.

Charter Provisions

Our Charter does not contain any indemnity provisions.

Bylaws

Our Bylaws provide for the indemnification of our officers and directors to the fullest extent provided by law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

DESCRIPTION OF BUSINESS
Organization

China Teletech Limited (formerly known as Stream Horizons Studio, Inc.) was incorporated under the laws of the Province of British Columbia, Canada on October 1, 2001 under the name Infotec Business Strategies, Inc. The Company is a wholly owned subsidiary of CN Dragon Corporation (formerly known as Wavelit). From its inception, the Company was engaged in the production of video for broadcast over the internet, both live streaming video and on-demand pre-recorded video.  The full service studio offered full video editing, both post-production and live-editing, “green-screen” video production, digital still photography services, as well as the capability to broadcast and edit together live video feeds from any location with broadband internet services (virtual studio). The Company had historically been responsible for the broadcast of various live events and creation of corporate videos for the clients of its parent company, CN Dragon.

Although we continued to investigate the profitability of pursuing our prior production of internet video for broadcast business, management believed and still believes that there may be more value for our shareholders if we were able to (i) attract a more substantial operating company and engage in a merger or business combination of some kind, or (ii) acquire assets or shares of an entity actively engaged in business which generates revenues. We have investigated several possible merger candidates to determine whether or not they would add value to the Company for the benefit of our shareholders. Following such investigation, we entered into negotiations with Sierra Vista Group Limited, a British Virgin Islands Company, incorporated on January 30, 2008 under the British Virgin Islands Business Companies Act, 2004 as further described below. It shall be noted that Sierra Vista Group Limited changed its company name to China Teletech Limited (“CTL”) on June 2, 2009.

On or about February 12, 2009, the CN Dragon’s Board of Directors approved of a Spin-Off of China Teletech Limited (formerly known as Stream Horizons Studio, Inc.), its wholly owned subsidiary (the “Spin-Off”). The purpose of the Spin-Off was to provide an independent company in which to operate. The proposed Spin Off was disclosed in CN Dragon’s Preliminary Form 14C filed with the United States Securities and Exchange Commission (the “SEC”) on February 12, 2009 and subsequently amended on March 16, 2009. Pursuant to the terms of the Spin-Off, CN Dragon has agreed to distribute the 70,919,945 shares to be issued in the Spin-Off as a stock dividend (the “Distribution”) to its shareholders of record as of February 12, 2009 (the “Record Date”).

Following the filing of the Preliminary Form 14C, on or about May 20, 2009 the Company entered into a share exchange agreement (the “Exchange Agreement”) with CTL. Pursuant to the Exchange Agreement, the Company agreed to exchange 170,000,000 shares of its common stock for 10 shares of CTL representing 100% of CTL’s issued and outstanding shares, thus making CTL a wholly owned subsidiary of the Company. However, pursuant to the terms of the Exchange Agreement, the transaction will not close until the Company is able to properly consummate the Spin-Off, obtain SEC approval and effectiveness of this Registration Statement and file the Definitive Form 14C with the SEC (the “Closing Transaction”).

In connection with the Spin-Off and as explained above, CN Dragon will distribute the 70,919,945 shares to be issued in the Spin-Off as a Distribution to its shareholders of record as of the Record Date. This Distribution will constitute our initial public offering. The Distribution is expected to be effected as soon as practicable after the date the Registration Statement, of which this Prospectus is a part, is declared effective and the effectiveness of the Closing Transaction. CN Dragon will distribute one (1) share of our common stock for each one (1) share of CN Dragon common stock that you own on the Record Date. You will not be charged or assessed for the shares and neither we nor CN Dragon will receive any proceeds from the Distribution of the shares.

Following the effectiveness of this Registration Statement and the Closing Transaction, the Company plans to cease its video for broadcast operations and direct its business focus to CTL’s business operations. Currently, CTL maintains two operating subsidiaries in the People’s Republic of China (“PRC”); namely, (a) Shenzhen Rongxin Investment Co., Ltd. (“Shenzhen Rongxin”) and (b) Guangzhou Yueshen Taiyang Network and Technology Co., Ltd. (“Guangzhou Yueshen”).

This Registration Statement and related information, including the financial statements and business operations, takes into account and references the effectiveness of the Closing Transaction, specifically the Exchange Agreement, as described herein.

The Company’s current headquarters are located at CN Dragon’s corporate headquarters at 7216 West Enterprise Dr., Las Vegas, Nevada, 89417. The Company’s current telephone number is 702-951-5682. Following the Closing Transaction, the Company plans to move its corporate headquarters to CTL’s headquarters located at Room A, 20/F, International Trade Residential and Commercial Building, Nanhu Road, Shenzhen, PRC 518002, which is also the registered office of CTL.  CTL’s telephone number is (86) 755-82204422.  CTL’s subsidiaries, Shenzhen Rongxin is located at Room A, 20/F, International Trade Residential and Commercial Building, Nanhu Road, Shenzhen, PRC 518002, and Guangzhou Yueshen is located at 1/F, No. 139, Yingyuan Road, Yuexiu District, Guangzhou, PRC.

General Company Info

The Company conducts its primary business operations through its operating subsidiaries, Guangzhou Yueshen and Shenzhen Rongxin.

Guangzhou Yueshen is principally engaged in the trading and distribution of rechargeable phone cards, prepaid subway tickets, cellular phones and cellular phone accessories in Guangzhou city in China.  Guangzhou Yueshen sells to wholesalers, retailers, and end users.

Shenzhen Rongxin’s primary business is the wholesale and distribution of mineral water as well as trading of wine. Shenzhen Rongxin’s is the exclusive supplier of Tibet Glacial 5100 spring water to the Guangdong Province of China which has a population of approximately 110 million. (Source – Guangdong population: People’s Government of Guangdong Province http://www.gd.gov.cn/,  http://en.wikipedia.org/wiki/Guangdong#Demographics)

Business Strategy

The Company plans to expand the trading and distribution of rechargeable phone cards, prepaid subway tickets, cellular phones and cellular phone accessories in Guangzhou and Shenzhen cities in China, while maintaining its existing position in the trading of mineral water and wine. The Company intends to introduce new software and value-added services through an expanded network of regional stores and strategic partners covering the Guangdong Province and via a virtual store.

Guangzhou Yueshen  plans to duplicate its successful mobile phone related operation in Shenzhen city by utilizing the existing distribution connections Shenzhen Rongxin maintains in such areas through its network of regional stores and strategic partnership in connection with its mineral water and wine business. While it plans to increase service and retail stores for the mobile phone related operation across Guangzhou and Shenzhen, Guangzhou Yueshen intends to build further alliances with all available distributors, wholesalers and other retail outlets such as neighborhood convenience stores across Guangdong Province. Guangzhou Yueshen also plans to develop and acquire mobile phone applications and software to expand its product offerings.

The company was looking to expand its mobile phone related services in the Shenzhen city, PRC and collaborated with Shenzhen Rongxin.  Shenzhen Rongxin, a distributor and wholesaler of mineral water in Shenzhen city, intended to diversify its business and develop the mobile phone related service business in the Shenzhen city, PRC together with the know-how and experience of Guangzhou Yueshen.  The principals from both companies formed CTL, and CTL acquired Shenzhen Rongxin and Guangzhou Yueshen as wholly owned subsidiaries in 2008.  The Company, following the effectiveness of the Closing Transactions, intends to develop the trading and distribution of mobile phone related services in Shenzhen city and expand the existing operations in Guangzhou city.

Shenzhen Rongxin will continue its successful distribution of mineral water and wine in Guangdong Province.  It is currently the exclusive supplier of Tibet Glacial spring water to the Guangdong Province of China.

Competition

China mobile phone user base increased to 747 million in January 2010 according to statistics published by China’s Ministry of Industry and Information Technology.  The mobile phone related services industry is competitive and highly fragmented with no standout industry leaders.  Rechargeable phone cards are usually sold though convenience stores, mobile phone service stores and other retail outlets.  Customer demand for rechargeable phone cards is steady with no particular brand loyalty.  Guangzhou Yueshen’s competitive advantage is to offer better customer service, shopping convenience in prime location, and strategic collaboration with mobile phone distributors, wholesalers and other retail outlets. In addition, as described above, Guangzhou Yueshen will be able to strategically utilize Shenzhen Rongxin’s existing distribution networks to move its rechargeable phone cards, prepaid subway tickets, cellular phones and cellular phone accessory business into these new geographical areas. (Source – China mobile service subscribers: China’s Ministry of Industry and Information Technology http://tmt.interfaxchina.com/news/2579, http://www.miit.gov.cn/)

Distribution Methods of Products and Services

Guangzhou Yueshen has an established distribution network with mobile phone distributors, wholesalers and retail outlets in Guangzhou city.  Products are traded on site with little distribution and shipping costs.  We project revenue increase from future expansion by adding additional retail outlets, wholesalers and distributors in the Guangdong Province.  There is no assurance of the revenue increase from future expansion or that expansion will occur at all.

Shenzhen Rongxin also has an established distribution network in Guangdong Province for the resale of mineral water product from a single vendor.  In the case for wine trading, a simple distribution is set up for a single major customer.

The Company’s new website, www.chinateletech.com, is currently under development to provide corporate information.  The Company plans to develop a virtual store online will be executed after the new mobile phone related service operation in Shenzhen city has been established.

In addition, the Company plans to add more services to its current product lines, specifically the value-added services which include the provision of personalized information to users’ mobile phones, 3G contents and other software applications.  An example of such value-added services is the provision of travel service related information and reservation of travel products (hotel, transportation and other ticketing) via the mobile phone Internet platform.

Suppliers

Shenzhen Rongxin is subject to supply shortage risk because its purchases of mineral water for resale are sourced from a single vendor, Tibet Glacial Mineral Water Co., Ltd. (“Tibet Glacial”). On January 1, 2009, Shenzhen Rongxin entered into purchase agreement whereby Tibet Glacial would provide spring water at fixed price until December 31, 2012 and in return, Shenzhen Rongxin needed to consume no less than 140,000 trunks of bottle water per year.

Guangzhou Yueshen has a more diverse group of suppliers for the mobile phone related services and does not plan to rely upon any one major supplier for such products. We believe that there are a number of readily available sources for such products, contributing to our ability to obtain competitive pricing.

Dependence on Major Customers

Guangzhou Yueshen has a diverse customer base for the mobile phone related services that focuses on individual retail customers. As such, we do not expect to be dependent on any major customers and do not expect that this will change in the near future.

Patents, Trademarks, Licenses

We do not have any designs which are copyrighted, trademarked or patented.

Environmental and Regulatory Issues

The expense of complying with environmental regulations is of minimal consequence.

Research and Development

We foresee minimal future research and development costs related to the development of mobile phone applications and software, as the development cost in China is relatively low.  Many applications are readily available and can be acquired at low prices.  We foresee high demands for such applications but for relatively short periods of time.  New applications are needed every now and then to keep merchandise fresh and fashionable.

Effect of existing or probable governmental regulations on the business, and economic and political risks

The Company’s operations in the PRC are subject to special considerations and significant risks not typically associated with companies North America and Western Europe. These include risks associated with, among others, the economic, political, legal environment, and foreign currency exchange. The Company’s results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, restriction on international remittances, and rates and methods of taxation, among other things.

Employees

The Company has 18 full-time employees. We intend to hire full time employees and additional independent contract labor on an as needed basis when our website is complete.

Report to Shareholders

As a result of this offering, and the effectiveness of this registration statement, we will become subject to the information and reporting requirements of the Securities Exchange Act of 1934 and will file current reports, periodic reports, annual reports, proxy statements, and other information with the Securities and Exchange Commission, as required.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

The following discussion and analysis should be read in conjunction with our audited consolidated financial statements and related notes included in this report.  This report contains “forward-looking statements” and these statements contained in this report that are not historic in nature, particularly those that utilize terminology such as “may,” “will,” “should,” “expects,” “anticipates,” “estimates,” “believes,” or “plans” or comparable terminology are forward-looking statements based on current expectations and assumptions. Various risks and uncertainties could cause actual results to differ materially from those expressed in these forward-looking statements. Factors that could cause actual results to differ from expectations include, but are not limited to, those set forth under the section “Risk Factors” set forth in this report.

The forward-looking events discussed in this registration statement, the documents to which we refer you and other statements made from time to time by us or our representatives, may not occur, and actual events and results may differ materially and are subject to risks, uncertainties and assumptions about us. All forward-looking statements in this document are based on information currently available to us as of the date of this report. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. In the event any circumstances underlying any forward-looking statements made herein change, we will make changes accordingly and disclose such changes in future financial statements and related notes.

Results of Operations

Management’s Discussion and Analysis of Financial Condition and Results of Operations.

For the twelve months ended December 31, 2008, the Company had revenue of $20,272,787 and gross profit of $901,000.  The operating expense was $192,460 and a net income of $521,694.  The gross profit ratio was 4.44% and net profit ratio was 2.57%.  This indicated the gross profit margin was very lean with the cost of sales at 95.56% of sales.  The operating expense was relatively small indicating a well-managed team, enabling the Company to make a profit for the year.

The high cost of sales relates to renovation costs of new stores, rent and deposit, development costs of new network of service locations, recruitment of personnel for the new locations, and investment in 3G equipment and inventory.

2008 was the first full year of operation so comparative figures from previous periods were unavailable.

For the twelve months ended December 31, 2009, the Company had revenue of $10,803,459 and gross profit of $410,135.  The operating expense was $362,223 and a net income of $13,828.  The gross profit ratio was 3.80% and net profit ratio was 0.13%.  These figures were indicative of the effects of the financial tsunami between the end of 2008 and the end of 2009, resulting in decline of sales from the loss of some customers who were affected by the financial crisis.  The drop in sales was across all products from the Company, with no significant emphasis on any specific product.  The Company was able to maintain a slim profit for the twelve months by monitoring and adjusting the level of operating expense.

For the three months ended March 31, 2010, the Company had revenue of $3,334,185 and gross profit of $99,849.  The operating expense was $78,295 and a net income of $12,889.  The gross profit ratio was 2.99% and net profit ratio was 0.39%.  2009 was a difficult year but the Company’s first quarter result of 2010 was encouraging as the China economy recovers.  Revenue for the first quarter 2010 increased 57.94% from the same period last year.  The gross profit ratio declined slightly as the Company offered discounted pricing in all mobile phone related products in the first quarter 2010 in a promotional bid to boost sales and entice new customers amid keen competition.

Recent Trends and Future Growth

The 3G mobile phone services have commenced recently in PRC and coupled with the right kind of promotions, the Company can expect substantial growth in revenues.  Changes in the telecommunications policy in PRC directly affect the Company’s operations.

Mobile phone related service operation was previously established in Guangzhou city by Guangzhou Yueshen.  The Company would like to duplicate and develop this operation in Shenzhen city.  The Company expects to increase sales over the next 18 months due primarily to the planned new mobile phone related service operations in Shenzhen and expand the sales network in Guangzhou.

Liquidity and Capital Resources

At March 31, 2010, we had cash of $382,839.

The Company currently has sufficient cash flow to support its operations.  The Company is actively monitoring the business environment as it recovers from the effects of the financial tsunami, and adjusting to market needs while maintaining a healthy cash position.

It will need approximately US$5,000,000 in additional funding for the expansion projects of the new retail stores and service locations for the next 12 months.  The funds will be used to increase the number of chain stores and increase inventory for higher turnover.  We estimate to increase 10 new retail stores in Guangzhou and 10 new retail stores in Shenzhen, spending about US$146,400 per new store.  Due to the high demand for mobile phone related services in China, we expect that increased inventory would lead to higher turnover for the Company.   In the event that the Company fails to raise the needed funding, we expect to open a total of 3 new stores and maintain a small growth over the current turnover level.

We expect to incur approximately $50,000 per year in additional costs associated with becoming a public company.  These costs are generally associated with administrative, attorney and auditing fees.  In the event we are unable to generate sufficient capital from operations or other funding sources, we intend to secure loans from our existing shareholders for operating capital.

Future Goals

In the next 12 months, our goal is to develop the mobile phone related service operation in Shenzhen and expand the sales network in Guangzhou.  In the event that expansion is successful, we plan on adding additional mobile phone application and software and market them in both Guangzhou and Shenzhen.

Following becoming a reporting company which we hope to achieve within the next 60 days, we plan on making a private placement of our securities to raise the funds for our initial expansion plans. The private placement should close within the next six (6) months and we have contacted a securities firm to assist us with the private placement.  Assuming the private placement is successful, we plan on expanding in Shenzhen during the second half of 2010 and starting the mobile phone application and software development thereafter.  The development of mobile phone application is dependent upon sufficient financing and the identification of suitable mobile phone application suppliers and distributors.

Off-balance Sheet Arrangements

We maintain no significant off-balance sheet arrangements

Critical Accounting Policies

The Company’s policy is to use the accrual method of accounting to prepare and present financial statements, which conform to generally accepted accounting principles. The company has elected a December 31, year-end.

Method of Accounting

The Company maintains its general ledger and journals with the accrual method accounting for financial reporting purposes. The financial statements and notes are representations of management. Accounting policies adopted by the Company conform to generally accepted accounting principles in the United States of America and have been consistently applied in the presentation of financial statements.

Consolidation

The consolidated financial statements include all the accounts of the Company and its three wholly-owned subsidiaries. Inter-company transactions, such as sales, cost of sales, due to / due from balances, investment in subsidiaries, and subsidiaries’ capitalization have been eliminated.

As of March 31, 2010, the detailed identities of the consolidated subsidiaries are as follows:-

Name of Entities	Date of Incorporation	Place of Incorporation	Attributable Equity Interest	Registered Capital
China Teletech Limited, formerly known as Sierra Vista Group Limited	1/20/2008	BVI	100%	USD 10
Shenzhen Rongxin	11/21/1996	PRC	100%	RMB 10,000,000
Guangzhou Yueshen	4/19/2004	PRC	100%	HKD 1,200,000

Use of Estimates

In the preparation of the financial statements in conformity with accounting principle generally accepted in the United States of America, management makes estimates and assumptions that affect the reported amount of assets, liabilities, and disclosures of contingent assets and liabilities at the dates of the financial statements, as well as the reported amounts of revenues and expenses during the reporting years. These accounts and estimates include, but are not limited to, the valuation of accounts receivable, inventories, and the estimation on useful lives of property, plant and equipment. Actual results could differ from those estimates.

Cash and Cash Equivalent

Cash and cash equivalent are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less as of the purchase date of such investments.

Accounts Receivable – Trade

Trade receivables are recognized and carried at the original invoice amount less allowance for any uncollectible amounts. An allowance for doubtful accounts is made when recovery of the full amount is doubtful.

Inventories

Inventories are stated at the lower of cost or market value. Cost is computed using the first-in, first out method and includes all costs of purchase and other costs incurred in bringing the inventories to their present location and condition. Market value is determined by reference to the sales proceeds of items sold in the ordinary course of business or estimates based on prevailing market conditions. The inventories include bottles of mineral water, prepaid mineral water cards, rechargeable phone cards, prepaid subway tickets, and mobile phones.

Advances to Suppliers

Advances to suppliers represent the cash paid in advance for the purchase of goods. The advances to suppliers are interest free and unsecured.

Property, Plant and Equipment

Property, plant and equipment are stated at cost. Repairs and maintenance to these assets are charged to expense as incurred; major improvements enhancing the function and / or useful life are capitalized. When items are sold or retired, the related cost and accumulated depreciation are removed from the accounts and any gains or losses arising from such transactions are recognized.
Property, plant, and equipment are depreciated using the straight-line method over their estimated useful life with 20% and 10% salvage values on furniture & fixture and motor vehicles respectively.  Their useful lives are as follows:

Fixed Asset Classification	Useful Lives
Furniture & Fixture	4 Years
Motor Vehicles	10 Years

Customers Deposits

Customers deposit represents the money the Company has received from customers in advance for the purchase of goods. The Company considers customer deposits as a liability until the title of goods have been transferred at which point the balance will be credited to sales revenue.

Statutory Reserve

Statutory reserve refer to the amount appropriated from the net income in accordance with laws or regulations, which can be used to recover losses and increase capital, as approved, and, are to be used to expand production or operation. PRC laws prescribe that an enterprise operating at a profit, must appropriate, on an annual basis, from its earnings, an amount to the statutory reserve to be used for future company development. Such an appropriation is made until reserve reaches a maximum equalling 50% of the enterprise’s capital.

Comprehensive Income

In accordance with SFAS No. 130, “Reporting Comprehensive Income”, comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, all items that are required to be recognized under current accounting standards as components of comprehensive income are required to be reported in a financial statement that is presented with the same prominence as other financial statements. The Company’s current components of other comprehensive income are unrealized gain or loss in investment and the foreign currency translation adjustment.

Recognition of Revenue

Guangzhou Yueshen establishes retail outlets in Guangzhou city for the trading and distribution of rechargeable phone cards, prepaid subway tickets, cellular phones and cellular phone accessories. Revenue from the sale of Yueshen’s products is recognized on the transfer of risk and ownership, which generally coincides with the time when the goods are delivered to customers and the titles have been passed. Prepayments by customers for phone cards, subway tickets and cellular phone are presented as customer deposits.

Shenzhen Rongxin establishes network in Guangdong Province for the resale of Tibet 5100 mineral water products and wine. Revenue from the sale of mineral water and wine is recognized when goods are delivered to customers or loaded on customers’ pick-up trucks and the titles have been passed.

Neither Guangzhou Yueshen nor Shenzhen Rongxin has any refund policies for the return of goods.

Cost of Sales

Guangzhou Yueshen’s cost of sales is primarily comprised of cost of goods, and other purchasing and receiving overhead costs.

Shenzhen Rongxin’s cost of sales consists of cost of mineral water and wine, inbound freight, warehouse cost, and outbound freight.

Selling Expenses

Selling expense include outbound freight, salaries of the sale force, clients entertainment, commission, advertising, and office rental expense.

General & Administrative Expenses

General and administrative expenses are comprised of executive compensation, general overhead such as the finance department and administrative staff, depreciation, travel and lodging, meals and entertainment and utility.

Advertising Expenses

Cost related to advertising and promotion expenditures are expensed as incurred during the year. Advertising costs are charge to selling expenses.

Retirement Benefits

Full-time employees of the Company are entitled to staff welfare benefits including Medicare, welfare subsidies, unemployment insurance, and pension benefits through a PRC government-mandated multi-employer defined contribution plan. The Company is required to accrue for these benefits based on certain percentages of the employees’ salaries. Costs related to the retirement benefits are charged to the Company’s statements of operation as incurred.

Income Tax

The Company uses the accrual method of accounting to determine and report its taxable reduction of income taxes for the year in which are available. In accordance with SFAS No. 109 “Accounting for Income Taxes”, the Company accounts for income tax using an asset and liability approach and allows for recognition of deferred tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not that such items will either expire before the Company is able to realize their benefits, or that future realization is uncertain.

In respect of the Company and its subsidiaries domiciled and operated in the British Virgin Islands and People’ Republic of China, the taxation of these entities are summarized below:

Entities	Countries of Domicile	Income Tax Rate
China Teletech Limited	Canada	28.50%
China Teletech Limited	BVI	0.00%
Shenzhen Rongxin	PRC	25.00%
Guangzhou Yueshen	PRC	25.00%

Foreign Currency Translation

The Company’s two operating subsidiaries Shenzhen Rongxin and Guangzhou Yueshen maintain their financial statements in the functional currency, which is the Renminbi (RMB). Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency at rates of exchange prevailing at the balance sheet dates. Transactions denominated in currencies other than the functional currency are translated into the financial currency at the exchanges rates prevailing at the dates of the transaction. Exchange gains or losses arising form foreign currency transactions are included in the determination of net income for the respective periods.

For financial reporting purpose, the financial statements of Shenzhen Rongxin and Guangzhou Yueshen, which are prepared using the functional currency, have been translated into United States dollars. Assets and liabilities are translated at the exchange rates at the balance sheet dates and revenue and expenses are translated at the average exchange rates, and stockholders’ equity is translated at historical exchange rates. Translation adjustments are not included in determining net income but are included in foreign exchange adjustment to other comprehensive income, a component of stockholders’ equity.

Exchange Rates	3-31-2010	12-31-2009	12-31-2008
Period end RMB: US$ exchange rate	6.8361	6.8372	6.8542
Average period RMB: US$ exchange rate	6.8360	6.8409	6.9623
Period end HKD: US$ exchange rate	7.7647	7.7551	7.7507
Average period HKD: US$ exchange rate	7.7639	7.7522	7.7874

Recent Accounting Pronouncements

In May 2009, the FASB issued SFAS No. 165, Subsequent Events (“SFAS 165”). SFAS 165 establishes general standards of accounting for and disclosing of events that occur after the balance sheet date but before the financial statements are issued or are available to be issued. SFAS 165 does not significantly change the types of subsequent events that an entity reports, but it requires the disclosure of the date through which an entity has evaluated subsequent events and the basis for that date. SFAS 165 is effective for interim or annual reporting requirements ending after June 15, 2009. The adoption of this standard did not have a material impact on our financial position, results of operations or cash flows of the Company.

In June 2009, the FASB issued Accounting Standards Update (“ASU”) 2009-01, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles — a replacement of FASB Statement No. 162 (“ASU 2009-01”). ASU 2009-01 established the Accounting Standards Codification (the “Codification”) as the source of authoritative GAAP recognized by the FASB to be applied to nongovernmental entities. The Codification supersedes all prior non-SEC accounting and reporting standards. Following ASU 2009-01, the FASB will not issue new accounting standards in the form of FASB

Statements, FASB Staff Positions, or Emerging Issues Task Force abstracts. ASU 2009-01 also modifies the existing hierarchy of GAAP to include only two levels — authoritative and non-authoritative. ASU 2009-01 is effective for financial statements issued for interim and annual periods ending after September 15, 2009, and early adoption was not permitted. The adoption of this standard did not have an impact on the financial position, results of operations or cash flows of the Company.

In August 2009, the FASB issued ASU 2009-05, Fair Value Measurements and Disclosures (Topic 820) - Measuring Liabilities at Fair Value (“ASU 2009-05”). ASU 2009-05 addresses concerns in situations where there may be a lack of observable market information to measure the fair value of a liability, and provides clarification in circumstances where a quoted market price in an active market for an identical liability is not available. In these cases, reporting entities should measure fair value using a valuation technique that uses the quoted price of the identical liability when that liability is traded as an asset, quoted prices for similar liabilities, or another valuation technique, such as an income or market approach. ASU 2009-05 also clarifies that when estimating the fair value of a liability, a reporting entity is not required to include a separate input or adjustment to other inputs relating to the existence of a restriction that prevents the transfer of the liability. ASU 2009-05 is effective for the first reporting period subsequent to August 2009 and the adoption of this update did not to have a material impact on the financial position, results of operations, or cash flows of the Company.

In June 2009, the FASB issued SFAS No. 166, Accounting for Transfers of Financial Assets, an amendment of FASB Statement No. 140 (“SFAS 166”). SFAS 166 amends the application and disclosure requirements of SFAS No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities — a Replacement of FASB Statement 125 (“SFAS 140”), removes the concept of a “qualifying special purpose entity” from SFAS 140 and removes the exception from applying FASB Interpretation (“FIN”) No. 46(R), Consolidation of Variable Interest Entities — an Interpretation of ARB No. 51 (“FIN 46(R)”) to qualifying special purpose entities. SFAS 166 is effective for the first annual reporting period that begins after November 15, 2009, and early adoption is not permitted. The adoption of this standard did not have a material impact on the financial position, results of operations or cash flows of the Company.

In October 2009, the FASB issued ASU 2009-13, Revenue Recognition (Topic 605) — Multiple-Deliverable Revenue Arrangements, a consensus of the FASB Emerging Issues Task Force (“ASU 2009-13”). ASU 2009-13 addresses the accounting for multiple-deliverable arrangements where products or services are accounted for separately rather than as a combined unit, and addresses how to separate 71 deliverables and how to measure and allocate arrangement consideration to one or more units of accounting. Existing GAAP requires an entity to use vendor-specific objective evidence (“VSOE”) or third-party evidence of a selling price to separate deliverables in a multiple-deliverable selling arrangement. As a result of ASU 2009-13, multiple-deliverable arrangements will be separated in more circumstances than under current guidance. ASU 2009-13 establishes a selling price hierarchy for determining the selling price of a deliverable. The selling price will be based on VSOE if it is available, on third-party evidence if VSOE is not available, or on an estimated selling price if neither VSOE nor third-party evidence is available. ASU 2009-13 also requires that an entity determine its best estimate of selling price in a manner that is consistent with that used to determine the selling price of the deliverable on a stand-alone basis, and increases the disclosure requirements related to an entity’s multiple-deliverable revenue arrangements. ASU 2009-13 must be prospectively applied to all revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010, and early adoption is permitted. Entities may elect, but are not required, to adopt the amendments retrospectively for all periods presented. The Company does not believe that the adoption of this standard will have a material impact on the financial position, results of operations, or cash flows of the Company.

In December 2009, the FASB issued ASU 2009-17, Consolidations (Topic 810) — Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities. ASU 2009-17 replaces the quantitative-based risk and rewards calculation for determining which reporting entity, if any, has a controlling financial interest in a variable interest entity with an approach focused on identifying which reporting entity has the power to direct the activities of a variable interest entity that most significantly impact the entity’s economic performance and (1) the obligation to absorb losses of the entity or (2) the right to receive benefits from the entity. An approach that is expected to be primarily qualitative will be more effective for identifying which reporting entity has a controlling financial interest in a variable interest entity. ASU 2009-17 also requires additional disclosures about a reporting entity’s involvement in variable interest entities. The provisions of ASU 2009-17 are to be applied beginning in the first fiscal period beginning after November 15, 2009. The adoption of this standard did not have a material impact on the financial position, results of operations or cash flows of the Company.

In January 2010, the FASB issued ASU 2010-02, Consolidation (Topic 810) — Accounting and Reporting for Decreases in Ownership of a Subsidiary — A Scope Clarification. ASU 2010-02 clarifies that the scope of previous guidance in the accounting and disclosure requirements related to decreases in ownership of a subsidiary apply to (i) a subsidiary or a group of assets that is a business or nonprofit entity; (ii) a subsidiary that is a business or nonprofit entity that is transferred to an equity method investee or joint venture; and (iii) an exchange of a group of assets that constitutes a business or nonprofit activity for a noncontrolling interest in an entity. ASU 2010-02 also expands the disclosure requirements about deconsolidation of a subsidiary or derecognition of a group of assets to include (i) the valuation techniques used to measure the fair value of any retained investment; (ii) the nature of any continuing involvement with the subsidiary or entity acquiring a group of assets; and (iii) whether the transaction that resulted in the deconsolidation or derecognition was with a related party or whether the former subsidiary or entity acquiring the assets will become a related party after the transaction. The provisions of ASU 2010-02 will be effective for the first reporting period beginning after December 13, 2009. The adoption of this standard did not have a material impact on the financial position, results of operations or cash flows of the Company.

In January 2010 the FASB issued ASU 2010-06, Fair Value Measurements and Disclosures (Topic 820) —Improving Disclosures About Fair Value Measurements. ASU 2010-06 clarifies the requirements for certain disclosures around fair value measurements and also requires registrants to provide certain additional disclosures about those measurements. The new disclosure requirements include (i) the significant amounts of transfers into and out of Level 1 and Level 2 fair value measurements during the period, along with the reason for those transfers, and (ii) separate presentation of information about purchases, sales, issuances and settlements of fair value measurements with significant unobservable inputs. ASU 2010-06 is effective for interim and annual reporting periods beginning after December 15, 2009. The adoption of this standard did not have a material impact on the financial position, results of operations or cash flows of the Company.

DESCRIPTION OF PROPERTY

At present, we do not own any property.  Following the Closing Transaction, both offices in Shenzhen and Guangzhou will be located in leased facilities. We have local access to all commercial freight systems. The office facility in Shenzhen contains both the administrative/sales offices and retail floor sections. The monthly lease is $2,610 per month. The office facility in Guangzhou contains both the administrative/sales offices and retail floor sections.  The monthly lease is $2,180 per month.

CERTAIN RELATIONSHIPS AND
RELATED TRANSACTIONS

Our control persons are Messrs. Dong Liu and Yuan Zhao.

EXECUTIVE COMPENSATION

 Executive Compensation

Our executive officers have not received any compensation since the date of our incorporation, and we did not accrue any compensation.

 Employment Agreements

Currently, we do not have any employment agreements.  However, following the Closing Transaction, we plan to enter into an employment agreement with Mr. Liu as President and Director at a compensation rate of $2,841 per month.

Following the Closing Transaction, we plan to enter into an employment agreement with Mr. Zhao as Chief Financial Officer, Secretary and Director at a compensation rate of $2,600 per month.

At this time, we do not have any further executive compensation or incentive plans for Messrs. Liu and Zhao following the spin-off and share exchange transaction save for the abovementioned.

Equity Compensation, Pension or Retirement Plans

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by the Company for the benefit of its employees.

Audit Committee

Presently, our Board of Directors is performing the duties that would normally be performed by an audit committee. We intend to form a separate audit committee, and plan to seek potential independent directors. In connection with our search, we plan to appoint an individual qualified as an audit committee financial expert.

Options/SARS Grants During Last Fiscal Year

None.

Directors’ Compensation

We currently do not compensate our director.  In the future, we may compensate our current director or any additional directors for reasonable out-of-pocket expenses in attending board of directors meetings and for promoting our business.  From time to time we may request certain members of the board of directors to perform services on our behalf.  In such cases, we will compensate the directors for their services at rates no more favorable than could be obtained from unaffiliated parties.

DESCRIPTION OF SECURITIES

The following description of our capital stock is a summary of the material terms of our capital stock following the Closing Transaction. This summary is subject to and qualified in its entirety by our Articles of Incorporation and Bylaws, and by the applicable provisions of British Columbia law.

Our authorized capital stock consists of 260,000,000 shares of stock consisting of 250,000,000 shares of common stock, no par value per share (the “Common Stock”) of which, following the Closing Transaction, 240,919,945 will be issued and outstanding, and 10,000,000 shares of preferred stock, par value $0.001 per share (the “Preferred Stock”) of which zero shares are issued and outstanding.  Stockholders do not have any preemptive or subscription rights to purchase shares in any future issuance of our common stock.

Common Stock

The Board of Directors is authorized to issue 250,000,000 shares of common stock, no par value per share, of which, following the Closing Transaction, 240,919,945 will have been issued and outstanding. Each share of our common stock is entitled to share pro rata in dividends and distributions with respect to our common stock when, as and if declared by the Board of Directors from funds legally available therefore. No holder of any shares of common stock has any preemptive right to subscribe for any of our securities. Upon dissolution, liquidation or winding up of the Company, the assets will be divided pro rata on a share-for-share basis among holders of the shares of common stock after any required distribution to the holders of preferred stock, if any. All shares of common stock outstanding are fully paid and non-assessable.

Preferred Stock

The Board of Directors is authorized to issue, 10,000,000 shares of preferred stock, no par value per share, of which zero shares have been issued and are currently outstanding.

Dividend Policy

Subject to any preferential rights of any series of preferred stock, holders of shares of common stock will be entitled to receive dividends on the stock out of assets legally available for distribution when, as and if authorized and declared by our Board of Directors. We currently intend to retain all available funds for use in our business and therefore do not anticipate paying any cash dividends in the foreseeable future. Any future determination relating to dividend policy will be made by the discretion of our Board of Directors and will depend on a number of factors, including the future earnings, capital requirements, financial condition and future prospects and such other factors as our Board of Directors may deem relevant. Payment of dividends on the common stock may be restricted by loan agreements, indentures and other transactions entered into by us from time to time. We do not anticipate the payment of cash dividends on our common stock in the foreseeable future.

Voting Rights

Holders of common stock are entitled to one vote per share on all matters voted on generally by the stockholders, including the election of directors, and, except as otherwise required by law or except as provided with respect to any series of preferred stock, the holders of the shares possess all voting power.   The holders of shares of our common stock do not have cumulative voting rights in connection with the election of the board of directors, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

Liquidation Rights

Subject to any preferential rights of any series of preferred stock, holders of shares of common stock are entitled to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up.

Absence of Other Rights

Holders of common stock have no preferential, preemptive, conversion or exchange rights.

Options and Warrants

There are no options, warrants or other instruments convertible into shares outstanding.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Action Stock Transfer.

DETERMINATION OF PRICE

The Distribution described in this Prospectus is a Spin-Off Distribution of 70,919,945 shares of CN Dragon common stock, which will represent 29.45% of our outstanding common stock. CN Dragon will distribute the 70,919,945 shares of our common stock as soon as practicable after the date that our Registration Statement, of which this Prospectus is a part, is declared effective by the SEC. No new shares are being sold in this Distribution and no offering price has been established for our common stock. Upon completion of the Distribution, we hope to apply to have our shares quoted on the OTC Bulletin Board. We can provide no assurances that our shares will be accepted by the OTC Bulletin Board, or at what price our shares will trade if a market for does develop, nor can we provide any assurances that a market will develop.

For purposes of calculating the registration fee for the common stock included in this Prospectus, we have used an estimated price of $0.10 per share.  This is an arbitrary price and we can offer no assurances that the $0.10 price per share  bears  any  relation  to  the value  of the  shares  as of the  date  of this Prospectus.

MARKET FOR COMMON EQUITY
AND RELATED STOCKHOLDER MATTERS

No established public trading market exists for our common stock. We have no shares of common stock subject to outstanding options or warrants to purchase, or securities convertible into, our common stock. Except for this offering and the 170,000,000 shares of common stock to be issued pursuant to the Exchange Agreement as part of the Closing Transaction, there is no common stock that is being, or has been proposed to be, publicly offered. As of February 12, 2009, the Record Date for the Distribution of shares by CN Dragon, CN Dragon had 70,919,945 shares of common stock outstanding, held by 337 shareholders of record, which shareholders will become our shareholders following the Distribution.

ADDITIONAL INFORMATION

We have filed a Registration Statement on Form S-1 with the Securities and Exchange Commission for our common stock offered in this offering. This Prospectus does not contain all of the information set forth in the Registration Statement. You should refer to the Registration Statement and its exhibits for additional information. Whenever we make references in this Prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the Registration Statement for the copies of the actual contract, agreement or other document.

Our fiscal year ends on December 31. We plan to furnish our shareholders annual reports containing audited financial statements and other appropriate reports, where applicable. In addition, we intend to become a reporting company and file annual, quarterly, and current reports, and other information with the SEC, where applicable. You may read and copy any reports, statements, or other information we file at the SEC's public reference room at 100 F. Street, N.E., Washington D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC's Internet site at http\\www.sec.gov.

LEGAL MATTERS

Certain legal matters with respect to the issuance of shares of common stock offered hereby will be passed upon by Phillip E. Koehnke, APC, Encinitas, California.

FINANCIAL STATEMENTS

The Financial Statements required by Article 8 of Regulation S-X are stated in U.S. dollars and are prepared in accordance with Accounting Principles Generally Accepted in the United States of America (“US GAAP”). The following financial statements pertaining to China Teletech Limited are filed as part of this Prospectus.

CHINA TELETECH LIMITED
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

China Teletech Limited

Consolidated Financial Statements

March 31, 2010 and December 31, 2009

(Stated in US Dollars)

China Teletech Limited

Contents	Pages

Report of Independent Registered Public Accounting Firm	A1

Consolidated Balance Sheets	A2

Consolidated Statements of Operations	A3

Consolidated Statements of Changes in Stockholders’ Equity	A4

Consolidated Statements of Cash Flows	A5 – A6

Notes to Consolidated Financial Statements	A7 – A24

To:           The Board of Directors and Stockholders
China Teletech Limited

Report of Independent Registered Public Accounting Firm

We have reviewed the accompanying consolidated balance sheets of China Teletech Limited as of March 31, 2010 and December 31 2009, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for the three-month periods ended March 31, 2010 and 2009. These interim financial statements are the responsibility of the Company's management.

We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States).  A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters.  It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board, the objective of which is the expression of an opinion regarding the financial statements taken as a whole.  Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying interim consolidated financial statements for them to be in conformity with United States generally accepted accounting principles.

South San Francisco, California                                                                 Samuel H. Wong & Co., LLP
April 30, 2010                                                                                                Certified Public Accountants

A1

China Teletech Limited
Consolidated Balance Sheets
As of March 31, 2010 and December 31 2009
(Stated in US Dollars)
ASSETS	Notes	3/31/2010	12/31/2009
Current Assets
Cash and Cash Equivalents	2D	$ 382,839	$ 337,490
Other Receivable	3	300,776	284,639
Inventories	2F	350,865	253,118
Advances to Suppliers	2G	-	117,008
Total Current Assets		1,034,480	992,255

Non-Current Assets
Other Asset		258	258
Property, Plant & Equipment, net	2H,4	27,125	28,526
TOTAL ASSETS		$ 1,061,863	$ 1,021,039

LIABILITIES
Current Liabilities
Accounts Payable		$ 2,099	$ 2,116
Taxes Payable		233,931	225,197
Other Payable		95,515	86,724
Related Party Payable	5	75,202	52,887
Accrued Liabilities		28,000	40,000
Total Current Liabilities		434,747	406,924
TOTAL LIABILITIES		$ 434,747	$ 406,924

STOCKHOLDERS' EQUITY
Preferred Stock ($0.000 par value, 10,000,000 shares authorized, 0 share issued and outstanding at March 31, 2010 and December 31 2009)		$ -	$ -
Common Stock ($0.000 par value, 250,000,000 shares authorized, 240,919,945 issued and outstanding at March 31, 2010 and December 31 2009)		-	-
Additional Paid in Capital		1,410,256	1,410,256
Statutory Reserve	2J,6	-	-
Retained Earnings		(903,053)	(915,942)
Accumulated Other Comprehensive Income	2K	119,913	119,801
TOTAL STOCKHOLDERS' EQUITY		627,116	614,115
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY		$ 1,061,863	$ 1,021,039

See Notes to Consolidated Financial Statements and Accountant’s Report

A2

China Teletech Limited
Consolidated Statements of Operations
For the three-month periods ended March 31, 2010 and 2009
(Stated in US Dollars)

	Notes	3/31/2010	3/31/2009
Revenues
Sales	2L	$ 3,334,185	$ 2,111,061
Cost of Sales	2M	3,234,336	2,043,320
Gross Profit		99,849	67,741

Operating Expenses
Selling Expenses	2N	17,159	8,709
General & Administrative Expenses	2O	61,136	38,485
Total Operating Expense		78,295	47,194

Operating Income/(Loss)		21,554	20,547

Other Income (Expenses)
Other Income		39	-
Other Expenses		(53)	-
Interest Income		3	-
Interest Expense		-	(13)
Total Other Income/(Expense)		(11)	(13)

Earnings before Income Tax		21,543	20,534

Income Tax	2R, 8	8,654	4,442

Net Income		$ 12,889	$ 16,092

Earnings per share
Basic	$ 0.00	$ 0.00
Diluted	$ 0.00	$ 0.00

Weighted average shares outstanding
Basic	240,919,945	240,919,945
Diluted	240,919,945	240,919,945

See Notes to Consolidated Financial Statements and Accountant’s Report

A3

China Teletech Limited
Consolidated Statements of Changes in Stockholders’ Equity
For the three-month period ended March 31, 2010 and the year ended December 31 2009
(Stated in US Dollars)

								Accumulated
	Number		Number		Additional			Other
	of	Preferred	of	Common	Paid in	Statutory	Retained	Comprehensive
	Shares	Stock	Shares	Stock	Capital	Reserve	Earnings	Income	Total
Balance at January 1, 2009	-	-	240,919,945	$-	$1,410,256	$ -	$(929,770)	$ 109,279	$ 589,765
Net Income			-	-	-	-	13,828	-	13,828
Appropriations of Retained Earnings			-	-	-	-	-	-	-
Distribution of Dividends			-	-	-	-	-	-	-
Unrealized Gain/(Loss) in Investment			-	-	-	-	-	9,004	9,004
Foreign Currency Translation Adjustment			-	-	-	-	-	1,518	1,518
Balance at December 31, 2009	-	-	240,919,945	$ -	$ 1,410,256	$ -	$ (915,942)	$ 119,801	$ 614,115

Balance at January 1, 2010	-	-	240,919,945	$ -	$ 1,410,256	$ -	$(915,942)	$ 119,801	$ 614,115
Net Income			-	-	-	-	12,889	-	12,889
Appropriations of Retained Earnings			-	-	-	-	-	-	-
Distribution of Dividends			-	-	-	-	-	-	-
Unrealized Gain/(Loss) in Investment			-	-	-	-	-	-	-
Foreign Currency Translation Adjustment			-	-	-	-	-	112	112
Balance at March 31, 2010	-	-	240,919,945	$ -	$1,410,256	$-	$ (903,053)	$119,913	$627,116

	Comprehensive Income
	12/31/2009	3/31/2010	Total
Net Income	$ 13,828	$ 12,889	$ 26,717
Unrealized Gain/(Loss) in Investment	9,004	-	9,004
Foreign Currency Translation Adjustment	1,518	112	1,630
	$ 24,350	$ 13,001	$ 37,351

See Notes to Consolidated Financial Statements and Accountant’s Report

A4

China Teletech Limited
Consolidated Statements of Cash Flows
For the three-month periods ended March 31, 2010 and 2009
 (Stated in US Dollars)

	3/31/2010	3/31/2009
Cash Flows from Operating Activities
Cash Received from Customers	$ 3,318,048	$ 1,741,230
Cash Paid to Suppliers & Employees	(3,270,805)	(2,135,086)
Interest Received	3	-
Interest Paid	-	(13)
Taxes Paid	(2,044)	1
Miscellaneous Receipts	39	-

Cash Sourced from/(Used) in Operating Activities	45,241	(393,868)

Cash Flows from Investing Activities
Purchases of Property, Plant, and Equipment	-	(87)
Cash Sourced from/(Used) in Investing Activities	-	(87)

Cash Flows from Financing Activities
Cash Sourced from/(Used) in Financing Activities	-	-

Net Increase/(Decrease) in Cash & Cash Equivalents for the Period	$ 45,241	$ (393,955)

Effect of Other Comprehensive Income	108	740

Cash & Cash Equivalents at Beginning of Period	337,490	709,791

Cash & Cash Equivalents at End of Period	$ 382,839	$ 316,577

See Notes to Consolidated Financial Statements and Accountant’s Report

A5

China Teletech Limited
Reconciliation of Net Income to Cash Sourced/(Used) in Operations
For the three-month periods ended March 31, 2010 and 2009
(Stated in US Dollars)

	3/31/2010	3/31/2009

Net Income	$ 12,889	$ 16,092

Adjustments to Reconcile Net Income to
Net Cash Provided by Cash Activities:

Depreciation	1,353	2,955
Net Loss on Disposal of Property, Plant and Equipment	53	-
Decrease/(Increase) in Accounts Receivable	-	14,582
Decrease/(Increase) in Other Receivable	(16,137)	(379,806)
Decrease/(Increase) in Inventory	(97,747)	(57,462)
Decrease/(Increase) in Advance to Suppliers	117,007	(12,957)
Increase/(Decrease) in Accounts Payable	(17)	3
Increase/(Decrease) in Taxes Payable	8,734	4,677
Increase/(Decrease) in Other Payable	8,791	22,656
Increase/(Decrease) in Related Party Payable	22,315	-
Increase/(Decrease) in Accrued Liabilities	(12,000)	-
Increase/(Decrease) in Customer Deposits	-	(4,608)

Total of all adjustments	32,352	(409,960)

Cash Sourced from/(Used) in Operation	$ 45,241	$ (393,868)

See Notes to Consolidated Financial Statements and Accountant’s Report

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China Teletech Limited
Notes to Consolidated Financial Statements
For the three-month periods ended March 31, 2010 and 2009

1.	The Company and Principal Business Activities

China Teletech Limited, formerly known as Stream Horizon Studios, Inc. (the “Company”), was incorporated under the laws of the Province of British Columbia, Canada on October 1, 2001.  The Company was formerly a subsidiary of Wavelit, Inc., a Nevada corporation. The Company will be spun off from its parent to the shareholders of Wavelit, Inc where the shareholders of Wavelit, Inc. will receive an aggregate of 70,919,945 common shares.  The Company is in the process of submitting a Form S-1 to register the securities that it will issue in this transaction. Concurrently, the Company is applying to have its common shares independently quoted on the Over the Counter Bulletin Board Market in the United States of America.

Upon declaration of effectiveness by the US Securities and Exchange Commission of the Form S-1, the Company will enter into reverse merger transaction via a share exchange agreement with China Teletech Limited (“BVI”), formerly known as Sierra Vista Group Limited, a company incorporated in the British Virgin Islands. Under the terms of the share exchange agreement, the Company will issue an aggregate of 170,000,000 shares of common stock to the shareholders of BVI for 100% of the outstanding stock of BVI.

The Company has accounted for the shares exchange transaction between itself and BVI as a recapitalization of BVI where the Company (the legal acquirer) is considered the accounting acquiree and BVI (the legal acquiree) is considered the accounting acquirer. Accordingly, the financial data included in the accompanying consolidated financial statements is that of the accounting acquirer BVI.  The historical stockholders’ equity of the accounting acquirer prior to the share exchange has been retroactively restated as if the share exchange transaction occurred as of the beginning of the first period presented.  Any assets or liabilities of the Company prior to the share exchange transaction were immaterial. The Company is deemed to be a continuation of the business of BVI.

In accordance with the accounting rules for variable interest entities, BVI has accounted for Shenzhen Rongxin Investment Co., Ltd. (“Shenzhen Rongxin”), a company domiciled in the People’s Republic of China, as a wholly owned subsidiary.  BVI has entered into four agreements with Mr. Liu Dong and Mr. Zhao Yuan who beneficially own Shenzhen Rongxin 51% and 49%, respectively.  The four agreements between BVI and Mr. Zhao Yuan and Mr. Liu Dong are as follows:

 (1).           Entrusted Management Agreement

Mr. Liu Dong and Zhao Yuan will entrust to BVI the complete and exclusive right to manage the operations of Shenzhen Rongxin.

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(2).           Exclusive Option Agreement

Mr. Liu Dong and Zhao Yuan will grant BVI the exclusive right to purchase all the assets and the business of Shenzhen Rongxin whenever legally possible under PRC laws.

(3).           Shareholders' Voting Proxy Agreement

Mr. Liu Dong and Zhao Yuan will give the right to BVI to appoint designees to vote on shareholders’ matters on behalf of the owners of Shenzhen Rongxin.

(4).           Shares Pledge Agreement

Shenzhen Rongxin will intend to sell it assets to BVI; however, before such transactions can be realized under PRC laws, in order to protect the interest of the shareholders of BVI, the owners of Shenzhen Rongxin will pledge all their ownership to BVI.

BVI has entered into four agreements with Shanghai Classic Group Limited (“Shanghai Classic”), an investment holding company incorporated in the British Virgin Island.  Shanghai Classic wholly owns Guangzhou Yueshen Taiyang Network and Technology Co., Ltd. (“Guangzhou Yueshen”), a company domiciled in the People’s Republic of China. The four agreements are detailed below.

(1).           Entrusted Management Agreement

Shanghai Classic will entrust to BVI, the complete and exclusive right to manage the operations of Guangzhou Yueshen.

(2).           Exclusive Option Agreement

Shanghai Classic will grant BVI the exclusive right to purchase all the assets and the business of Guangzhou Yueshen whenever legally possible under PRC laws.

(3).           Shareholders' Voting Proxy Agreement

Shanghai Classic will give the right to BVI to appoint designees to vote on shareholders’ matters on behalf of the owners of Guangzhou Yueshen.

(4).           Shares Pledge Agreement

Shanghai Classic will intend to sell its assets to BVI; however, before such transactions can be realized under PRC laws, in order to protect the interest of the shareholders of BVI, Shanghai Classic will pledge all its ownership to BVI

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BVI has accounted for Shenzhen Rongxin as a wholly owned subsidiary under the accounting rules for variable interest entities.

Under the foregoing agreements between BVI and the owners of Shenzhen Rongxin and Guangzhou Yueshen, and the anticipated share exchange between the Company and BVI, BVI will effectively take on all the rights and privileges of beneficial ownership of Shenzhen Rongxin and Guangzhou Yueshen.

Business

The Company conducts its primary business operations through its indirectly wholly owned operating subsidiaries: (a) Shenzhen Rongxin and (b) Guangzhou Yueshen.

Shenzhen Rongxin’s primary business is the wholesale and distribution of mineral water as well as trading of wine.  Shenzhen Rongxin is the exclusive supplier of Tibet Glacial 5100 spring water to the Guangdong Province of PRC, which currently has a population of approximately 110 million people.

Guangzhou Yueshen is principally engaged in the trading and distribution of rechargeable phone cards, prepaid subway tickets, cellular phones, and cellular phone accessories in Guangzhou City in the PRC.  Guangzhou Yueshen sells to wholesalers, retailers, and end users.

2.	Summary of Significant Accounting Policies

(A)	Method of Accounting

The Company maintains its general ledger and journals with the accrual method of accounting for financial reporting purposes. The financial statements and notes are representations of management. Accounting policies adopted by the Company conform to generally accepted accounting principles in the United States of America and have been consistently applied in the presentation of financial statements.

(B)	Consolidation

The consolidated financial statements include all the accounts of the Company and its two indirectly wholly-owned subsidiaries. Inter-company transactions, such as sales, cost of sales, due to/due from balances, investment in subsidiaries, and subsidiaries’ capitalization have been eliminated.

As of March 31, 2010, the detailed identities of the consolidated subsidiaries are as follows:-

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Name of Entities	Date of Incorporation	Place of Incorporation	Attributable Equity Interest	Registered Capital
China Teletech Limited, formerly known as Sierra Vista Group Limited	1/20/2008	BVI	100%	USD 10
Shenzhen Rongxin	11/21/1996	PRC	100%	RMB 10,000,000
Guangzhou Yueshen	4/19/2004	PRC	100%	HKD 1,200,000

(C)	Use of Estimates

In the preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions that affect the reported amounts of assets, liabilities, and disclosures of contingent assets and liabilities at the dates of the financial statements, as well as the reported amounts of revenues and expenses during the reporting years.  These accounts and estimates include, but are not limited to, the valuation of receivables and inventories, and the estimation on useful lives of property, plant and equipment.  Actual results could differ from those estimates.

(D)	Cash and Cash Equivalents

Cash and cash equivalents are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less as of the purchase date of such investments.

(E)	Accounts Receivable – Trade

Trade receivables are recognized and carried at the original invoice amount less allowance for any uncollectible amounts. An allowance for doubtful accounts is made when recovery of the full amount is doubtful.

(F)	Inventories

Inventories are stated at the lower of cost or market value. Cost is computed using the first-in, first-out method and includes all costs of purchase and other costs incurred in bringing the inventories to their present location and condition. Market value is determined by reference to the sales proceeds of items sold in the ordinary course of business or estimates based on prevailing market conditions. The inventories include bottles of mineral water and wine, prepaid mineral water cards, rechargeable phone cards, prepaid subway tickets, and mobile phones.

(G)	Advances to Suppliers

Advances to suppliers represent the cash paid in advance for the purchase of goods. The advances to suppliers are interest free and unsecured.

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(H)	Property, Plant, and Equipment

Property, plant, and equipment are stated at cost.  Repairs and maintenance to these assets are charged to expense as incurred; major improvements enhancing the function and/or useful life are capitalized.  When items are sold or retired, the related cost and accumulated depreciation are removed from the accounts and any gains or losses arising from such transactions are recognized.

Property, plant, and equipment are depreciated using the straight-line method over their estimated useful life with 20% and 10% salvage values on furniture & fixture and motor vehicles respectively.  Their useful lives are as follows:

Fixed Assets Classification	Useful Lives
Furniture & Fixture	4 Years
Motor Vehicles	10 Years

(I)	Customer Deposits

Customer deposits represent money that the Company has received from customers in advance for the purchase of goods. The Company considers customer deposits as a liability until the title of goods have been transferred at which point the balance will be credited to sales revenue.

(J)	Statutory Reserve

Statutory reserve refer to the amount appropriated from the net income in accordance with laws or regulations, which can be used to recover losses and increase capital, as approved, and, are to be used to expand production or operation. PRC laws prescribe that an enterprise operating at a profit, must appropriate, on an annual basis, from its earnings, an amount to the statutory reserve to be used for future company development. Such an appropriation is made until the reserve reaches a maximum equalling 50% of the enterprise’s capital.

(K)	Comprehensive Income

In accordance with SFAS No. 130, “Reporting Comprehensive Income”, comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners.  Among other disclosures, all items that are required to be recognized under current accounting standards as components of comprehensive income are required to be reported in a financial statement that is presented with the same prominence as other financial statements.  The Company’s current components of other comprehensive income are unrealized gain or loss in investment and the foreign currency translation adjustment.

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(L)	Recognition of Revenue

Guangzhou Yueshen establishes retail outlets in Guangzhou city for the trading and distribution of rechargeable phone cards, prepaid subway tickets, cellular phones and cellular phone accessories. Revenue from the sale of Yueshen’s products is recognized on the transfer of risk and ownership, which generally coincides with the time when the goods are delivered to customers and the titles have been passed. Prepayments by customers for phone cards, subway tickets and cellular phone are presented as customer deposits.

Shenzhen Rongxin establishes network in Guangdong Province for the resale of Tibet 5100 mineral water products and wine. Revenue from the sale of mineral water and wine is recognized when goods are delivered to customers or loaded on customers’ pick-up trucks and the titles have been passed.

Neither Guangzhou Yueshen nor Shenzhen Rongxin has any refund policies for the return of goods.

(M)	Cost of Sales

Guangzhou Yueshen’s cost of sales is primarily comprised of cost of goods, and other purchasing and receiving overhead costs.

Shenzhen Rongxin’s cost of sales consists of cost of mineral water and wine, inbound freight, warehouse cost, and outbound freight.

(N)	Selling Expenses

Selling expenses include outbound freight, salaries of the sales force, client entertainment, commissions, advertising, and office rental expenses.

(O)	General & Administrative Expenses

General and administrative expenses are comprised of executive compensation, general overhead such as the finance department and administrative staff, depreciation, travel and lodging, meals and entertainment and utility.

(P)	Advertising Expense

Costs related to advertising and promotion expenditures are expensed as incurred.  Advertising costs are charged to selling expenses.

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(Q)	Retirement Benefits

Full-time employees of the Company are entitled to staff welfare benefits including medicare, welfare subsidies, unemployment insurance, and pension benefits through a PRC government-mandated multi-employer defined contribution plan. The Company is required to accrue for these benefits based on certain percentages of the employees’ salaries. Costs related to the retirement benefits are charged to the Company’s statements of operations as incurred.

(R)	Income Tax

The Company uses the accrual method of accounting to determine and report its income taxes for the period in which they are available. In accordance with SFAS No. 109 “Accounting for Income Taxes”, the Company accounts for income tax using an asset and liability approach and allows for recognition of deferred tax benefits in future years.  Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not that such items will either expire before the Company is able to realize their benefits, or that future realization is uncertain.

In respect of the Company and its subsidiaries domiciled and operated in the British Virgin Islands and People’s Republic of China, the taxation of these entities are summarized below:

Entities	Countries of Domicile	Income Tax Rate
China Teletech Limited	Canada	28.50%
China Teletech Limited	BVI	0.00%
Shenzhen Rongxin	PRC	25.00%
Guangzhou Yueshen	PRC	25.00%

(S)	Foreign Currency Translation

The Company’s two operating subsidiaries Shenzhen Rongxin and Guangzhou Yueshen maintain their financial statements in the functional currency, which is the Renminbi (RMB). Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency at rates of exchange prevailing at the balance sheet dates. Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchanges rates prevailing at the dates of the transaction.  Exchange gains or losses arising from foreign currency transactions are included in the determination of net income for the respective period.

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For financial reporting purposes, the financial statements of Shenzhen Rongxin and Guangzhou Yueshen, which are prepared using the functional currency, have been translated into United States dollars.  Assets and liabilities are translated at the exchange rates at the balance sheet dates and revenue and expenses are translated at the average exchange rates, and stockholders’ equity is translated at historical exchange rates. Translation adjustments are not included in determining net income but are included in foreign exchange adjustment to other comprehensive income, a component of stockholders’ equity.

Exchange Rates	03/31/10	12/31/09	03/31/09
Period end RMB : US$ exchange rate	6.8361	6.8372	6.8456
Average period RMB : US$ exchange rate	6.8360	6.8409	6.8466

Period end HKD : US$ exchange rate	7.7647	7.7551	7.7505
Average period HKD : US$ exchange rate	7.7639	7.7522	7.7548

(T)	Financial Instruments

The Company’s financial instruments are cash and cash equivalents, other receivable, advances to suppliers, accounts payable, other payable, and related party payable. The recorded values of cash and cash equivalents, accounts receivable, other receivable, advances to suppliers, accounts payable, other payable, related party payable approximate their fair values due to their short-term nature.

(U)	Recent Accounting Pronouncements

In May 2009, the FASB issued SFAS No. 165, Subsequent Events (“SFAS 165”). SFAS 165 establishes general standards of accounting for and disclosing of events that occur after the balance sheet date but before the financial statements are issued or are available to be issued. SFAS 165 does not significantly change the types of subsequent events that an entity reports, but it requires the disclosure of the date through which an entity has evaluated subsequent events and the basis for that date. SFAS 165 is effective for interim or annual reporting requirements ending after June 15, 2009. The adoption of this standard did not have a material impact on our financial position, results of operations or cash flows of the Company.

In June 2009, the FASB issued Accounting Standards Update (“ASU”) 2009-01, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles — a replacement of FASB Statement No. 162 (“ASU 2009-01”). ASU 2009-01 established the Accounting Standards Codification (the “Codification”) as the source of authoritative GAAP recognized by the FASB to be applied to nongovernmental entities. The Codification supersedes all prior non-SEC accounting and reporting standards. Following ASU 2009-01, the FASB will not issue new accounting standards in the form of FASB

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Statements, FASB Staff Positions, or Emerging Issues Task Force abstracts. ASU 2009-01 also modifies the existing hierarchy of GAAP to include only two levels — authoritative and non-authoritative. ASU 2009-01 is effective for financial statements issued for interim and annual periods ending after September 15, 2009, and early adoption was not permitted. The adoption of this standard did not have an impact on the financial position, results of operations or cash flows of the Company.

In August 2009, the FASB issued ASU 2009-05, Fair Value Measurements and Disclosures (Topic 820) - Measuring Liabilities at Fair Value (“ASU 2009-05”). ASU 2009-05 addresses concerns in situations where there may be a lack of observable market information to measure the fair value of a liability, and provides clarification in circumstances where a quoted market price in an active market for an identical liability is not available. In these cases, reporting entities should measure fair value using a valuation technique that uses the quoted price of the identical liability when that liability is traded as an asset, quoted prices for similar liabilities, or another valuation technique, such as an income or market approach. ASU 2009-05 also clarifies that when estimating the fair value of a liability, a reporting entity is not required to include a separate input or adjustment to other inputs relating to the existence of a restriction that prevents the transfer of the liability. ASU 2009-05 is effective for the first reporting period subsequent to August 2009 and the adoption of this update did not to have a material impact on the financial position, results of operations, or cash flows of the Company.

In June 2009, the FASB issued SFAS No. 166, Accounting for Transfers of Financial Assets, an amendment of FASB Statement No. 140 (“SFAS 166”). SFAS 166 amends the application and disclosure requirements of SFAS No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities — a Replacement of FASB Statement 125 (“SFAS 140”), removes the concept of a “qualifying special purpose entity” from SFAS 140 and removes the exception from applying FASB Interpretation (“FIN”) No. 46(R), Consolidation of Variable Interest Entities — an Interpretation of ARB No. 51 (“FIN 46(R)”) to qualifying special purpose entities. SFAS 166 is effective for the first annual reporting period that begins after November 15, 2009, and early adoption is not permitted. The adoption of this standard did not have a material impact on the financial position, results of operations or cash flows of the Company.

In October 2009, the FASB issued ASU 2009-13, Revenue Recognition (Topic 605) — Multiple-Deliverable Revenue Arrangements, a consensus of the FASB Emerging Issues Task Force (“ASU 2009-13”). ASU 2009-13 addresses the accounting for multiple-deliverable arrangements where products or services are accounted for separately rather than as a combined unit, and addresses how to separate 71 deliverables and how to measure and allocate arrangement consideration to one or more units of accounting. Existing GAAP requires an entity to use vendor-specific objective evidence (“VSOE”) or third-party evidence

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of a selling price to separate deliverables in a multiple-deliverable selling arrangement. As a result of ASU 2009-13, multiple-deliverable arrangements will be separated in more circumstances than under current guidance. ASU 2009-13 establishes a selling price hierarchy for determining the selling price of a deliverable. The selling price will be based on VSOE if it is available, on third-party evidence if VSOE is not available, or on an estimated selling price if neither VSOE nor third-party evidence is available. ASU 2009-13 also requires that an entity determine its best estimate of selling price in a manner that is consistent with that used to determine the selling price of the deliverable on a stand-alone basis, and increases the disclosure requirements related to an entity’s multiple-deliverable revenue arrangements. ASU 2009-13 must be prospectively applied to all revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010, and early adoption is permitted. Entities may elect, but are not required, to adopt the amendments retrospectively for all periods presented. The Company does not believe that the adoption of this standard will have a material impact on the financial position, results of operations, or cash flows of the Company.

In December 2009, the FASB issued ASU 2009-17, Consolidations (Topic 810) — Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities. ASU 2009-17 replaces the quantitative-based risk and rewards calculation for determining which reporting entity, if any, has a controlling financial interest in a variable interest entity with an approach focused on identifying which reporting entity has the power to direct the activities of a variable interest entity that most significantly impact the entity’s economic performance and (1) the obligation to absorb losses of the entity or (2) the right to receive benefits from the entity. An approach that is expected to be primarily qualitative will be more effective for identifying which reporting entity has a controlling financial interest in a variable interest entity. ASU 2009-17 also requires additional disclosures about a reporting entity’s involvement in variable interest entities. The provisions of ASU 2009-17 are to be applied beginning in the first fiscal period beginning after November 15, 2009. The adoption of this standard did not have a material impact on the financial position, results of operations or cash flows of the Company.

In January 2010, the FASB issued ASU 2010-02, Consolidation (Topic 810) — Accounting and Reporting for Decreases in Ownership of a Subsidiary — A Scope Clarification. ASU 2010-02 clarifies that the scope of previous guidance in the accounting and disclosure requirements related to decreases in ownership of a subsidiary apply to (i) a subsidiary or a group of assets that is a business or nonprofit entity; (ii) a subsidiary that is a business or nonprofit entity that is transferred to an equity method investee or joint venture; and (iii) an exchange of a group of assets that constitutes a business or nonprofit activity for a noncontrolling interest in an entity. ASU 2010-02 also expands the disclosure requirements about deconsolidation of a subsidiary or derecognition of a group of

A16

assets to include (i) the valuation techniques used to measure the fair value of any retained investment; (ii) the nature of any continuing involvement with the subsidiary or entity acquiring a group of assets; and (iii) whether the transaction that resulted in the deconsolidation or derecognition was with a related party or whether the former subsidiary or entity acquiring the assets will become a related party after the transaction. The provisions of ASU 2010-02 will be effective for the first reporting period beginning after December 13, 2009. The adoption of this standard did not have a material impact on the financial position, results of operations or cash flows of the Company.

In January 2010 the FASB issued ASU 2010-06, Fair Value Measurements and Disclosures (Topic 820) —Improving Disclosures About Fair Value Measurements. ASU 2010-06 clarifies the requirements for certain disclosures around fair value measurements and also requires registrants to provide certain additional disclosures about those measurements. The new disclosure requirements include (i) the significant amounts of transfers into and out of Level 1 and Level 2 fair value measurements during the period, along with the reason for those transfers, and (ii) separate presentation of information about purchases, sales, issuances and settlements of fair value measurements with significant unobservable inputs. ASU 2010-06 is effective for interim and annual reporting periods beginning after December 15, 2009. The adoption of this standard did not have a material impact on the financial position, results of operations or cash flows of the Company.

3.	Other Receivable

	3/31/2010	12/31/2009

Shenzhen Shengqing Technology Co., Ltd.	$14,789	$11,861
Beijing Xin Century Co., Ltd.	1,936	1,936
Tangcheng Longsheng Cell Phone Co., Ltd.	3,803	3,803
Mr. Xu	119,893	119,874
JinJing Co., Ltd.	105,323	105,306
Shenzhen Ziyang Investment Consultant Co., Ltd.	41,866	41,859
China Telecom Corporation Limited Settlement Center	4,389	-
Guangzhou Huantong Telecom Technology and Consultant Services, Ltd	146	-
Guangzhou Yueshen Electron and Technology Company Limited	8,631	-

	$300,776	$284,639

All of the other receivable is unsecured and interest free.

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4.	Property, Plant, and Equipment

Accumulated
03/31/2010	Cost	Depreciation	Net
Furniture & Fixture	$ 12,345	$ (9,529)	$ 2,816
Motor Vehicles	24,868	(559)	24,309
	$ 37,213	$ (10,088)	$ 27,125

Accumulated
12/31/2009	Cost	Depreciation	Net
Furniture & Fixture	$ 14,622	$ (10,960)	$ 3,662
Motor Vehicles	24,864	-	24,864
	$ 39,486	$ (10,960)	$ 28,526

5.           Related Party Payable

	03/31/2010	12/31/2009

Mr. Liu Dong, shareholder of Shenzhen Rongxin	$ 22,309	$ -
Mr. Liu Yong, brother of Mr. Liu Dong	7,841	7,835
Mr. Zhao Yuan, shareholder of Shenzhen Rongxin	45,052	45,052
	$ 75,202	$ 52,887

The outstanding related party payables do not bear any interest or collateral and are repayable on demand.  There is no impact to the Company’s earnings for the three-month period ended March 31, 2010 and for the year ended December 31, 2009.

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6.	Statutory Reserve Commitment

In compliance with PRC laws, the Company is required to appropriate a portion of its net income to its statutory reserve up to a maximum of 50% of an enterprise’s registered capital in the PRC.  The Company had future unfunded commitments, as provided below.

	03/31/2010	12/31/2009

PRC Subsidiaries Registered Capital
Shenzhen Rongxin	$ 1,206,753	$ 1,206,753
Guangzhou Yueshen	153,502	153,502

Statutory Reserve Ceiling based on 50% of PRC Registered Capital	680,128	680,128

Less: Retained Earnings appropriated to Statutory Reserve	-	-

Reserve Commitment Outstanding	$ 680,127	$ 680,127

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7.	Operating Segments

The Company individually tracks the performance of its operating subsidiaries Shenzhen Rongxin and Guangzhou Yueshen. Shenzhen Rongxin’s business activities involve the trading of mineral water and wine. Guangzhou Yueshen is primarily engaged in distribution of prepaid phone cards and subway tickets.

Below is a presentation of the Company’s financial position and operation results for its operating subsidiaries as of March 31, 2010 and December 31 2009, and for the three-month periods ended March 31, 2010 and 2009.

Financial Position
As of
03/31/2010	Phone Card	Subway Card	Water	Wine	Mobile Phone	Total
Current Assets	$528,872	$27,889	$47,660	$428,943	$1,116	$ 1,034,480
Non-Current Assets	23,302	1,216	282	2,534	49	27,383
Total Assets	552,174	29,105	47,942	431,477	1,165	1,061,863

Current Liabilities	237,489	12,526	18,423	165,808	501	434,747
Non-Current Liabilities	-	-	-	-	-	-
Total Liabilities	237,489	12,526	18,423	165,808	501	434,747

Net Assets	314,685	26,579	29,519	265,669	664	627,116

Total Liabilities
& Net Assets	$552,174	$29,105	$47,942	$431,477	$1,165	$1,061,863

Results of Operations
For the three-month period ended
03/31/2010	Phone Card	Subway Card	Water	Wine	Mobile Phone	Total
Revenue	$2,499,378	$128,978	$64,610	$635,822	$5,397	$3,334,185
Cost of Goods sold	2,463,216	123,976	59,069	582,651	5,424	3,234,336
Gross Profit	36,162	5,002	5,541	53,171	(27)	99,849

Operating Expenses	28,357	3,923	4,344	41,693	(22)	78,295
Operating Profit	7,805	1,079	1,197	11,478	(5)	21,554

Other Income	(4)	(1)	(1)	(5)	-	(11)
Earnings before Tax	7,801	1,078	1,196	11,473	(5)	21,543
Income Tax Expense	3,134	434	480	4,608	(2)	8,654

Net Income/(Loss)	$4,667	$644	$716	$6,865	$(3)	$12,889

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Financial Position
As of
12/31/2009	Phone Card	Subway Card	Water	Wine	Mobile Phone	Total
Current Assets	$ 386,451	$ 165,622	$ 121,881	$ 317,118	$ 1,183	$ 992,255
Non-Current Assets	11,210	4,804	3,536	9,199	34	28,784
Total Assets	397,661	170,426	125,416	326,318	1,217	1,021,039

Current Liabilities	158,484	67,922	49,983	130,050	485	406,924
Non-Current Liabilities	-	-	-	-	-	-
Total Liabilities	158,484	67,922	49,983	130,050	485	406,924

Net Assets	239,178	102,505	75,433	196,267	732	614,115

Total Liabilities
& Net Assets	$ 397,661	$ 170,426	$ 125,416	$ 326,318	$ 1,217	$ 1,021,039

Results of Operations
For the three-month period ended
03/31/2009	Phone Card	Subway Card	Water	Wine	Mobile Phone	Total
Revenue	$1,927,669	$64,019	$84,833	$11,375	$23,183	$2,111,061
Cost of Goods sold	1,891,824	60,971	60,248	7,098	23,179	2,043,320
Gross Profit	35,845	3,048	24,585	4,259	4	67,741

Operating Expenses	(24,970)	(2,124)	(17,129)	(2,968)	(3)	47,194
Operating Profit	10,875	924	7,456	1,291	1	20,547

Other Income	(6)	(1)	(5)	(1)	-	(13)
Earnings before Tax	10,869	923	7,451	1,290	1	20,534

Income Tax Expense	(2,351)	(200)	(1,612)	(279)	-	4,442

Net Income	$ 8,518	$ 723	$ 5,839	$ 1,011	$ 1	$ 16,092

8. Income Taxes

All of the Company’s operations are in the People’s Republic of China (“PRC”), and in accordance with the relevant tax laws and regulations of PRC, the corporate income tax rate is 25%.  The provision for income taxes for PRC sourced net income amounted to $8,654 and $4,442 for the three-month periods ended March 31 2010 and 2009, respectively.

A21

Income before taxes consists of the following:

	March 31, 2010	March 31, 2009
Income (loss) before taxes:
Canada	$-	$-
BVI	(13,074)	(711)
PRC	34,617	21,245
Total income before taxes	$21,543	$20,534

Provision for taxes:
Current:
Canadian Federal	-	-
Canadian Provincial	-	-
PRC	8,654	4,442
	$8,654	$4,442

Deferred:
Canadian Federal	-	-
Canadian Provincial	-	-
PRC	-	-
	-	-
Total provision for taxes	$8,654	$4,442
Effective tax rate	40.17%	21.63%

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts for income tax purposes. Deferred tax assets and liabilities have not been accrued as at March 31, 2010 and December 31, 2009 because the accounting bases of assets and liabilities approximate their tax values and because the Company’s tax loss arose from BVI where the income tax rate is nil.

The differences between the Canadian income tax rates and the Company's effective tax rate for the three-month periods ended March 31, 2010 and 2009 are shown in the following table:

	March 31, 2010	March 31, 2009
Canadian income tax rates	28.50%	29.50%
Lower rates in PRC, net	-3.50%	-4.50%
Effect of deferred income taxes	15.17%	-3.37%
Effective tax rate	40.17%	21.63%

A22

8.	Concentration Risk

Shenzhen Rongxin is subject to supply shortage risk because its purchases of mineral water for resale are sourced from a single vendor, Tibet Glacial Mineral Water Co., Ltd. (“Tibet Glacial”). On January 1, 2009, Shenzhen Rongxin entered into a purchase agreement whereby Tibet Glacial would provide spring water at fixed price until December 31, 2012 and in return, Shenzhen Rongxin needed to consume no less than 140,000 trunks of bottle water per year.

9.	Economic, Political, and Legal Risks

The Company’s operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the economic, political, legal environment, and foreign currency exchange. The Company’s results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, restriction on international remittances, and rates and methods of taxation, among other things.

10.	Spin-off

Stream Horizons Studio, Inc. is engaged in the production of video for broadcast over the internet. The following table summarizes its financial position and operating result as of and for the period ended July 31, 2009 following the spin-off from Wave-lit, Inc.

Stream Horizons Studio, Inc.
Condensed Balance Sheet		Condensed Statement of Income

Assets		Sales revenue	$ -
Current assets	$ -	Cost of sales	-
Non-current assets	-	Gross Profit	-
Total assets	-	Other income	757,095
Liabilities		Income tax	-
Current liabilities	-	Net Income	$ 757,095
Total liabilities	$ -

A23

Stockholders' Equity
Common Stock	$ -
Additional Paid in Capital	89,111
Accumulated Other Comprehensive Income	148,551
Retained Earnings	(237,662)
Total Stockholders' Equity	$ -

For the purpose of the presentation of the financial statements of the Company as a continuation of business under BVI, the Company has not included the results of operations for Stream Horizon up to and the end of July 31 2009 as shown above. No transaction occurred between July 31, 2009 and March 31, 2010.

A24

China Teletech Limited

Consolidated Financial Statements

December 31, 2009 and 2008

(Stated in US Dollars)

China Teletech Limited

Contents	Pages

Report of Independent Registered Public Accounting Firm	B1

Consolidated Balance Sheets	B2

Consolidated Statements of Operations	B3

Consolidated Statements of Changes in Stockholders’ Equity	B4

Consolidated Statements of Cash Flows	B5 – B6

Notes to Consolidated Financial Statements	B7 - B22

To:           The Board of Directors and Stockholders
China Teletech Limited

Report of Independent Registered Public Accounting Firm

We have audited the accompanying consolidated balance sheets of China Teletech Limited as of December 31, 2009 and 2008, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of China Teletech Limited as of December 31, 2009 and 2008, and the results of its operations and its cash flows for each of the years then ended in conformity with accounting principles generally accepted in the United States of America.

South San Francisco, California                                                                                                Samuel H. Wong & Co., LLP
March 25, 2010                                                                                                                             Certified Public Accountants

B1

China Teletech Limited
Consolidated Balance Sheets
As of December 31, 2009 and 2008
(Stated in US Dollars)

ASSETS	Notes	12/31/2009	12/31/2008
Current Assets
Cash and Cash Equivalent	2D	$ 337,490	$ 709,791
Short Term Investment	2E	-	2,053
Accounts Receivable	2F,3	-	21,009
Other Receivable	4	284,639	-
Inventory	2G	253,118	138,151
Advance to Suppliers	2H	117,007	-
Total Current Assets		992,255	871,004

Non-Current Assets
Other Asset		258	-
Property, Plant & Equipment, net	2I,5	28,526	33,266
TOTAL ASSETS		$ 1,021,039	$ 904,270

LIABILITIES
Current Liabilities
Accounts Payable		$ 2,116	$ 2,234
Taxes Payable		225,197	189,811
Other Payable		86,724	50,949
Related Party Payable	6	52,887	-
Accrued Liabilities		40,000	-
Customer Deposits	2J	-	71,511
Total Current Liabilities		406,924	314,505
TOTAL LIABILITIES		$ 406,924	$ 314,505

STOCKHOLDERS' EQUITY
Preferred Stock ($0.000 par value, 10,000,000 shares authorized, 0 share issued and outstanding at December 31, 2009 and 2008)		$ -	$ -
Common Stock ($0.000 par value, 250,000,000 shares authorized, 240,919,945 issued and outstanding at December 31, 2009 and 2008)		-	-
Additional Paid in Capital		1,410,256	1,410,256
Statutory Reserve	2K,5	-	-
Retained Earnings		(915,942)	(929,770)
Accumulated Other Comprehensive Income	2L	119,801	109,279
TOTAL STOCKHOLDERS' EQUITY		614,115	589,765

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY		$ 1,021,039	$ 904,270

See Notes to Financial Statements and Accountant’s Report

B2

China Teletech Limited
Consolidated Statements of Operations
For the years ended December 31, 2009 and 2008
(Stated in US Dollars)

	Notes	12/31/2009	12/31/2008
Revenues
Sales	2M	$ 10,803,459	$ 20,272,787
Cost of Sales	2N	10,393,324	19,371,787
Gross Profit		410,135	901,000

Operating Expenses
Selling Expenses	2O	49,493	31,024
General & Administrative Expenses	2P	312,730	161,436
Total Operating Expense		362,223	192,460

Operating Income/(Loss)		47,912	708,540

Other Income (Expenses)
Other Income		19,971	-
Other Expenses		(19,266)	(75)
Interest Income		73	89
Interest Expense		(3)	-
Total Other Income/(Expense)		775	14

Earnings before Tax		48,687	708,554

Income Tax	2S	(34,859)	(186,860)

Net Income		$ 13,828	$ 521,694

Earnings per share
Basic	$ 0.00	$ 0.00
Diluted	$ 0.00	$ 0.00

Weighted average shares outstanding
Basic	240,919,945	240,919,945
Diluted	240,919,945	240,919,945

See Notes to Financial Statements and Accountant’s Report

B3

China Teletech Limited
Consolidated Statements of Changes in Stockholders’ Equity
As of December 31, 2009 and 2008
(Stated in US Dollars)

								Accumulated
	Number		Number		Additional			Other
	of	Preferred	of	Common	Paid in	Statutory	Retained	Comprehensive
	Shares	Stock	Shares	Stock	Capital	Reserve	Earnings	Income	Total
Balance at January 1, 2008	-	-	70,945,919	$ -	$ -	$ -	$ (1,378,516)	$ 103,713	$ (1,274,803)
Issuance of Shares in Share Exchange			170,000,000	-	1,410,256	-	-	-	1,410,256
Net Income			-	-	-	-	521,694	-	521,694
Appropriations of Retained Earnings			-	-	-	-	-	-	-
Distribution of Dividends			-	-	-	-	(72,948)	-	(72,948)
Unrealized Gain/(Loss) in Investment			-	-	-	-	-	(9,004)	(9,004)
Foreign Currency Translation Adjustment			-	-	-	-	-	14,570	14,570
Balance at December 31, 2008	-	-	240,919,945	$ -	$ 1,410,256	$ -	$ (929,770)	$ 109,279	$ 589,765

Balance at January 1, 2009	-	-	240,919,945	$ -	$1,410,256	$ -	$ (929,770)	$ 109,279	$ 589,765
Net Income			-	-	-	-	13,828	-	13,828
Appropriations of Retained Earnings			-	-	-	-	-	-	-
Distribution of Dividends			-	-	-	-	-	-	-
Unrealized Gain/(Loss) in Investment			-	-	-	-	-	9,004	9,004
Foreign Currency Translation Adjustment			-	-	-	-	-	1,518	1,518
Balance at December 31, 2009	-	-	240,919,945	$ -	$ 1,410,256	$ -	$ (915,942)	$ 119,801	$ 614,115

	Comprehensive Income
	12/31/2008	12/31/2009	Accumulated Total
Net Income	$ 521,694	$ 13,828	$ 535,522
Unrealized Gain/(Loss) in Investment	(9,004)	9,004	-
Foreign Currency Translation Adjustment	14,570	1,518	16,088
	$ 527,260	$ 24,350	$ 551,610

See Notes to Financial Statements and Accountant’s Report

B4

China Teletech Limited
Consolidated Statements of Cash Flows
For the years ended December 31, 2009 and 2008
(Stated in US Dollars)

	12/31/2009	12/31/2008
Cash Flows from Operating Activities
Cash Received from Customers	$ 10,468,317	$ 20,335,516
Cash Paid to Suppliers & Employees	(10,878,471)	(19,493,098)
Interest Received	73	89
Interest Paid	(3)	-
Taxes Paid	19	(186,860)
Miscellaneous Receipts	19,971	-

Cash Sourced/(Used) in Operating Activities	(390,095)	655,647

Cash Flows from Investing Activities
Proceeds from sale of Short Term Investment	15,950	(2,054)
Purchases of Property, Plant, and Equipment	(24,947)	(4,364)
Proceeds of Disposal Assets	16,527	-
Proceeds of Other Asset Deposit	(258)
Cash Used/(Sourced) in Investing Activities	(7,272)	(6,418)

Cash Flows from Financing Activities
Proceeds from Issuance of Common Stock	-	-
Distribution of Dividends	-	(72,948)

Cash Sourced/(Used) in Financing Activities	-	(72,948)

Net Increase/(Decrease) in Cash & Cash Equivalents for the Year	(382,823)	576,281

Effect of Other Comprehensive Income	10,522	5,567

Cash & Cash Equivalents at Beginning of Year	709,791	127,943

Cash & Cash Equivalents at End of Year	$ 337,490	$ 709,791

See Notes to Financial Statements and Accountant’s Report

B5

China Teletech Limited
Reconciliation of Net Income to Cash Sourced/(Used) in Operations
For the years ended December 31, 2009 and 2008
(Stated in US Dollars)

	12/31/2009	12/31/2008

Net Income	$ 13,828	$ 521,694

Adjustments to Reconcile Net Income to
Net Cash Provided by Cash Activities:

Loss on Sale of Short Term Investment	(13,896)	-
Depreciation	9,459	15,650
Net Loss on Disposal of Property, Plant and Equipment	3,700	-
Decrease/(Increase) in Accounts Receivable	21,009	(21,009)
Decrease/(Increase) in Other Receivable	(137,474)	66,294
Decrease/(Increase) in Inventory	(114,968)	(71,795)
Decrease/(Increase) in Advance to Suppliers	(117,007)	16,460
Increase/(Decrease) in Accounts Payable	(118)	(748)
Increase/(Decrease) in Taxes Payable	35,386	189,807
Increase/(Decrease) in Other Payable	35,775	(78,150)
Increase/(Decrease) in Related Party Payable	52,887	-
Increase/(Decrease) in Accrued Liabilities	40,000	-
Increase/(Decrease) in Customer Deposits	(71,511)	17,444

Total of all adjustments	(403,923)	133,953

	$ (390,095)	$ 655,647

B6

China Teletech Limited
Notes to Consolidated Financial Statements
As of and for the years ended December 31, 2009 and 2008

1.	The Company and Principal Business Activities

China Teletech Limited, formerly known as Stream Horizon Studios, Inc. (the “Company”), was incorporated under the laws of the Province of British Columbia, Canada on October 1, 2001 under the name Infotec Business Strategies, Inc. The Company was formerly a subsidiary of Wavelit, Inc., a Nevada corporation. The Company will be spun off from its parent to the shareholders of Wavelit, Inc where the shareholders of Wavelit, inc. will receive an aggregate of 70,919,945 common shares.  The Company is in the process of submitting a Form S-1 to register the securities that it issue in this transaction. Concurrently, the Company is applying to have its common shares independently quoted on the Over the Counter Bulletin Board Market in the United States of America.

Upon declaration of effectiveness by the US Securities and Exchange Commission of the Form S-1, the Company will enter into reverse merger transaction via a share exchange agreement with China Teletech Limited (“BVI”), formerly known as Sierra Vista Group Limited, a company incorporated in the British Virgin Islands. Under the terms of the share exchange agreement, the Company will issue an aggregate of 170,000,000 shares of common stock to the shareholders of BVI for 100% of the outstanding stock of BVI.

The Company has accounted for the shares exchange transaction between itself and the BVI as a recapitalization of BVI where the Company (the legal acquirer) is considered the accounting acquiree and China Teletech Limited (the legal acquiree) is considered the accounting acquirer. Accordingly, the financial data included in the accompanying consolidated financial statements is that of the accounting acquirer BVI.  The historical stockholders’ equity of the accounting acquirer prior to the share exchange has been retroactively restated as if the share exchange transaction occurred as of the beginning of the first period presented.  Any assets or liabilities of the Company prior to the share exchange transaction were immaterial. The Company is deemed to be a continuation of the business of BVI.

In accordance to accounting for variable interest entities, BVI wholly owns Shenzhen Rongxin Investment Co., Ltd. (“Shenzhen Rongxin”), a company domiciled in the People’s Republic of China.  BVI has entered into four agreements with Mr. Liu Dong and Mr. Zhao Yuan whom beneficially own Shenzhen Rongxin 51% and 49%, respectively.  The four agreements between BVI and Mr. Zhao Yuan and Mr. Liu Dong are as follows:

(1).           Entrusted Management Agreement

Mr. Liu Dong and Zhao Yuan will entrust to BVI the complete and exclusive right to manage the operations of Shenzhen Rongxin.

(2).           Exclusive Option Agreement

B7

Mr. Liu Dong and Zhao Yuan will grant BVI the exclusive right to purchase all the assets and the business of Shenzhen Rongxin whenever legally possible under PRC laws.

(3).           Shareholders' Voting Proxy Agreement

Mr. Liu Dong and Zhao Yuan will give the right to BVI to appoint designees to vote on shareholders matters on behalf of the owners of Shenzhen Rongxin.

(4).           Shares Pledge Agreement

Shenzhen Rongxin will intend to sell it assets to BVI; however, before such transactions can be realized under PRC laws, in order to protect the interest of the shareholders of BVI, the owners of Shenzhen Rongxin will pledge all their ownership to BVI.

BVI has entered into four agreements with Shanghai Classic Group Limited (“Shanghai Classic”), an investment holding company incorporated in the British Virgin Island.  Shanghai classic wholly owns Guangzhou Yueshen Taiyang Network and Technology Co., Ltd. (“Guangzhou Yueshen”), a company domiciled in the People’s Republic of China. The four agreements are detailed below.

(1).           Entrusted Management Agreement

Shanghai Classic Group Limited will entrust to BVI, the complete and exclusive right to manage the operations of Guangzhou Yueshen.

(2).           Exclusive Option Agreement

Shanghai Classic Group Limited will grant BVI the exclusive right to purchase all the assets and the business of Guangzhou Yueshen whenever legally possible under PRC laws.

(3).           Shareholders' Voting Proxy Agreement

Shanghai Classic Group Limited will give the right to BVI to appoint designees to vote on shareholders matters on behalf of the owners of Guangzhou Yueshen.

(4).           Shares Pledge Agreement

Shanghai Classic Group Limited will intend to sell its assets to China Teletech Limited; however, before such transactions can be realized under PRC laws, in order to protect the interest of the shareholders of BVI, the Shanghai Classic Group Limited will pledge all its ownership to BVI

B8

BVI has accounted for Shenzhen Rongxin as wholly owned subsidiary under the rules of accounting for variable interest entities.

Under the foregoing agreements between BVI and the owners of Shenzhen Rongxin and Guangzhou Yueshen, and the anticipated share exchange between the Company and BVI, the will effectively take on all the rights and privileges of beneficial ownerships of Shenzhen Rongxin and  Guangzhou Yueshen.

Business

The Company will conduct its primary business operations through its indirectly wholly owned operating subsidiaries: (a) Shenzhen Rongxin and (b) Guangzhou Yueshen.

Shenzhen Rongxin’s primary business is the wholesale and distribution of mineral water.  Shenzhen Rongxin is the exclusive supplier of Tibet Glacial 5100 spring water to the Guangdong Province of PRC, which currently has a population of approximately 110 million people.

Guangzhou Yueshen is principally engaged in the trading and distribution of rechargeable phone cards, prepaid subway tickets, cellular phones, and cellular phone accessories in Guangzhou City in the PRC.  Guangzhou Yueshen sells to wholesalers, retailers, and end users.

2.	Summary of Significant Accounting Policies

(A)	Method of Accounting

The Company maintains its general ledger and journals with the accrual method accounting for financial reporting purposes. The financial statements and notes are representations of management. Accounting policies adopted by the Company conform to generally accepted accounting principles in the United States of America and have been consistently applied in the presentation of financial statements.

(B)	Consolidation

The consolidated financial statements include all the accounts of the Company and its two wholly-owned subsidiaries. Inter-company transactions, such as sales, cost of sales, due to/due from balances, investment in subsidiaries, and subsidiaries’ capitalization have been eliminated.

As of December 31, 2008, the detailed identities of the consolidated subsidiaries are as follows:-

B9

Name of Entities	Date of Incorporation	Place of Incorporation	Attributable Equity Interest	Registered Capital
Sierra Vista Group Limited	1/20/2008	BVI	100%	USD 10
Shenzhen Rongxin	11/21/1996	PRC	100%	RMB 10,000,000
Guangzhou Yueshen	4/19/2004	PRC	100%	HKD 1,200,000

(C)	Use of Estimates

In the preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions that affect the reported amounts of assets, liabilities, and disclosures of contingent assets and liabilities at the dates of the financial statements, as well as the reported amounts of revenues and expenses during the reporting years.  These accounts and estimates include, but are not limited to, the valuation of accounts receivable, inventories, and the estimation on useful lives of property, plant and equipment.  Actual results could differ from those estimates.

(D)	Cash and Cash Equivalent

Cash and cash equivalents are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less as of the purchase date of such investments.

(E)	Investment in Equity Securities

The cost method of accounting is used to account for the Company’s investment in equity securities for which the Company had less than 20% controlling equity interest. Controlling equity interest for the Company is typically a position of more than 50% beneficial ownership.

In the consolidated balance sheets, investments in equity securities are stated at their fair market value. Any unrealized gain or loss are reported on the consolidated statements of stockholders’ equity.

(F)	Accounts Receivable – Trade

Trade receivables are recognized and carried at the original invoice amount less allowance for any uncollectible amounts. An allowance for doubtful accounts is made when recovery of the full amount is doubtful.

(G)	Inventories

Inventories are stated at the lower of cost or market value. Cost is computed using the first-in, first-out method and includes all costs of purchase and other costs incurred in bringing the inventories to their present location and condition. Market

B10

value is determined by reference to the sales proceeds of items sold in the ordinary course of business or estimates based on prevailing market conditions. The inventories include bottles of mineral water, prepaid mineral water cards, rechargeable phone cards, prepaid subway tickets, and mobile phones.

(H)	Advances to Suppliers

Advances to suppliers represent the cash paid in advance for the purchase of goods. The advances to suppliers are interest free and unsecured.

(I)	Property, Plant, and Equipment

Property, plant, and equipment are stated at cost.  Repairs and maintenance to these assets are charged to expense as incurred; major improvements enhancing the function and/or useful life are capitalized.  When items are sold or retired, the related cost and accumulated depreciation are removed from the accounts and any gains or losses arising from such transactions are recognized.
Property, plant, and equipment are depreciated using the straight-line method over their estimated useful life with a 10% salvage value.  Their useful lives are as follows:

Fixed Assets Classification	Useful Lives
Office Equipment	3 Years
Furniture & Fixture	3 Years
Motor Vehicles	10 Years

(J)	Customer Deposits

Customer Deposit represents the money the Company has received from customers in advance for the purchase of goods. The Company considers customer deposits as a liability until the title of goods have been transferred at which point the balance will be credited to sales revenue.

(K)	Statutory Reserve

Statutory reserve refer to the amount appropriated from the net income in accordance with laws or regulations, which can be used to recover losses and increase capital, as approved, and, are to be used to expand production or operation. PRC laws prescribe that an enterprise operating at a profit, must appropriate, on an annual basis, from its earnings, an amount to the statutory reserve to be used for future company development. Such an appropriation is made until the reserve reaches a maximum equalling 50% of the enterprise’s capital.

B11

(L)	Comprehensive Income

In accordance with SFAS No. 130, “Reporting Comprehensive Income”, comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners.  Among other disclosures, all items that are required to be recognized under current accounting standards as components of comprehensive income are required to be reported in a financial statement that is presented with the same prominence as other financial statements.  The Company’s current components of other comprehensive income are unrealized gain or loss in investment and the foreign currency translation adjustment.

(M)	Recognition of Revenue

Guangzhou Yueshen establishes retail outlets in Guangzhou city for the trading and distribution of rechargeable phone cards, prepaid subway tickets, cellular phones and cellular phone accessories. Revenue from the sale of Yueshen’s products is recognized on the transfer of risk and ownership, which generally coincides with the time when the goods are delivered to customers and the titles have been passed. Prepayments by customer for phone cards, subway tickets and cellular phone are presented as customer deposit.

Shenzhen Rongxin establishes network in Guangdong Province for the resale of Tibet 5100 mineral water products. Revenue from the sale of mineral water is recognized when goods are delivered to customers or loaded on customers’ pick-up trucks and the titles have been passed.

Neither Guangzhou Yueshen nor Shenzhen Rongxin has any refund policies for the return of goods.

(N)	Cost of Sales

Guangzhou Yueshen’s cost of sales is primarily comprised of cost of goods, and other purchasing and receiving overhead costs.

Shenzhen Rongxin’s cost of sales consists of cost of mineral water, inbound freight, warehouse cost, and outbound freight.

(O)	Selling Expenses

Selling expenses include outbound freight, salaries of the sales force, client entertainment, commissions, advertising, and office rental expenses.

B12

(P)	General & Administrative Expenses

General and administrative expenses comprised of executive compensation, general overhead such as the finance department and administrative staff, depreciation expenses, travel and lodging, meals and entertainment, utility, and research and development expenses.

(Q)	Advertising Expense

Costs related to advertising and promotion expenditures are expensed as incurred during the year.  Advertising costs are charged to selling expense

(R)	Retirement Benefits

Full-time employees of the Company are entitled to staff welfare benefits including Medicare, welfare subsidies, unemployment insurance, and pension benefits through a PRC government-mandated multi-employer defined contribution plan. The Company is required to accrue for these benefits based on certain percentages of the employees’ salaries. Costs related to the retirement benefits are charged to the Company’s statements of operations as incurred.

(S)	Income Tax

The Company uses the accrual method of accounting to determine and report its taxable reduction of income taxes for the year in which they are available. In accordance with SFAS No. 109 “Accounting for Income Taxes”, the Company accounts for income tax using an asset and liability approach and allows for recognition of deferred tax benefits in future years.  Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not that such items will either expire before the Company is able to realize their benefits, or that future realization is uncertain.

In respect of the Company and its subsidiaries domiciled and operated in the British Virgin Islands and People’s Republic of China, the taxation of these entities are summarized below:

Entities	Countries of Domicile	Income Tax Rate
China Teletech Limited	USA	0.00% - 39.00%
China Teletech Limited	BVI	0.00%
Shenzhen Rongxin	PRC	25.00%
Guangzhou Yueshen	PRC	25.00%

B13

(T)	Foreign Currency Translation

The Company’s two operating subsidiaries Shenzhen Rongxin and Guangzhou Yueshen maintain their financial statements in the functional currency, which is the Renminbi (RMB). Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency at rates of exchange prevailing at the balance sheet dates. Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchanges rates prevailing at the dates of the transaction.  Exchange gains or losses arising from foreign currency transactions are included in the determination of net income for the respective periods.

For financial reporting purposes, the financial statements of Shenzhen Rongxin and Guangzhou Yueshen, which are prepared using the functional currency, have been translated into United States dollars.  Assets and liabilities are translated at the exchange rates at the balance sheet dates and revenue and expenses are translated at the average exchange rates, and stockholders’ equity is translated at historical exchange rates. Translation adjustments are not included in determining net income but are included in foreign exchange adjustment to other comprehensive income, a component of stockholders’ equity.

Exchange Rates	2009	2008
Year end RMB : US$ exchange rate	6.8372	6.8542
Average yearly RMB : US$ exchange rate	6.8409	6.9623

Year end HKD : US$ exchange rate	7.7551	7.7507
Average yearly HKD : US$ exchange rate	7.7522	7.7874

(U)	Recent Accounting Pronouncements

In February 2007, FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities Including an Amendment of FASB Statement No. 115 (" SFAS 159"). SFAS 159 permits entities to choose to measure many financial instruments and certain other items at fair values.  SFAS 159 is effective for fiscal years after November 15, 2007.

In December 2007, the Financial Accounting Standards Board issued FASB Statement No. 141 (Revised 2007), Business Combinations (“SFAS 141R”).  SFAS 141R provides additional guidance on improving the relevance, representational faithfulness, and comparability of the financial information that a reporting entity provides in its financial reports about a business combination and its effects.  This Statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008.

B14

In December 2007, the Financial Accounting Standards Board issued FASB Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51 (“SFAS 160”).  SFAS 160 amends ARB No. 51 to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary.  This Statement is effective for fiscal years and interim periods within those fiscal years, beginning on or after December 15, 2008.

In March 2008, the FASB issued SFAS No. 161, "Disclosures about Derivative Instruments and Hedging Activities, an amendment of FASB Statement No. 133" ("SFAS 161"). SFAS 161 applies to all derivative instruments and related hedged items accounted for under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133").  SFAS 161 requires entities to provide greater transparency about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under SFAS 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity's financial position, results of operations and cash flows.  SFAS 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008.

In May 2008, the FASB issued SFAS No. 162, "The Hierarchy of Generally Accepted Accounting Principles" ("SFAS 162"). SFAS 162 identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles (the GAAP hierarchy).  Statement 162 will become effective 60 days following the SEC's approval of the Public Company Accounting Oversight Board amendments to AU Section 411, "The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles."

In May 2008, the FASB issued FSP Accounting Principles Board ("APB") 14-1 "Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)" ("FSP APB 14-1").  FSP APB 14-1 requires the issuer of certain convertible debt instruments that may be settled in cash (or other assets) on conversion to separately account for the liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the issuer's non-convertible debt borrowing rate.  FSP APB 14-1 is effective for fiscal years beginning after December 15, 2008 on a retroactive basis.

In September 2008, FASB issued FSP No. 133-1 and FIN 45-4, “Disclosures about Credit Derivatives and Certain Guarantees”, an amendment of FASB Statement No. 133 and FASB Interpretation No. 45; and Clarification of the Effective Date of FASB Statement No. 161. This FSP is intended to improve disclosures about credit derivatives by requiring more information about the potential adverse effects of changes in credit risk on the financial position, financial performance, and cash flows of the sellers of credit derivatives.  The

B15

provisions of the FSP that amend Statement 133 and FIN 45 are effective for reporting periods (annual or interim) ending after November 15, 2008.

Management of the Company does not anticipate that the adoption of these seven standards will have a material impact on these consolidated financial statements.

3.	Accounts Receivable

Accounts receivable at December 31, consisted of the following:-

	12/31/2009	12/31/2008

Accounts Receivable - Trade	$ -	$ 21,009
Less: Allowance for Doubtful Accounts		-
Net Accounts Receivable	$ -	$ 21,009

Aging Analysis	12/31/2009	12/31/2008

0-30 Days	$ -	$ -
30-60 Days	-	21,009
Over 60 Days	-	-
	$ -	$ 21,009

4.	Other Receivable

	12/31/2009	12/31/2008

Shenzhen Shengqing Technology Co., Ltd.	$ 11,862	$ -
Beijing Xin Century Co., Ltd.	1,936	-
Tangcheng Longsheng Cell Phone Co., Ltd.	3,803	-
Mr. Xu	119,874	-
JinJing Co., Ltd.	105,306	-
Shenzhen Ziyang Investment Consultant Co., Ltd.	41,859	-
	$ 284,639	$ -

All the loans to above were unsecured and interest free.

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5.	Property, Plant, and Equipment

		Accumulated
12/31/2009	Cost	Depreciation	Net
Office Equipment	$ -	$ -	$ -
Furniture & Fixture	14,622	(10,960)	3,662
Motor Vehicles	24,864	-	24,864
	$ 39,486	$ (10,960)	$ 28,526

		Accumulated
12/31/2008	Cost	Depreciation	Net
Office Equipment	$ 4,083	$ (3,874)	$ 209
Furniture & Fixture	34,352	(20,927)	13,425
Motor Vehicles	30,974	(11,342)	19,632
	$ 69,409	$ (36,143)	$ 33,266

6.	Related Party Payable

Related party payable $52,887 consisted of $7,835 and $45,052 payables to the owners of Shenzhen Rongxin Mr. Liu Dong’s brother Mr. Liu Yong and Mr. Zhao Yuan respectively. The outstanding payables do not bear any interest or collateral. There is no impact to the Company’s earnings for the year ended December 31, 2009.

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7.	Statutory Reserve Commitment

In compliance with PRC laws, the Company is required to appropriate a portion of its net income to its statutory reserve up to a maximum of 50% of an enterprise’s registered capital in the PRC.  The Company had future unfunded commitments, as provided below.

	12/31/2009	12/31/2008

PRC Subsidiaries Registered Capital
Shenzhen Rongxin	$ 1,206,753	$ 1,206,753
Guangzhou Yueshen	153,502	153,502

Statutory Reserve Ceiling based on 50% of PRC Registered Capital	680,128	680,128

Less: Retained Earnings appropriated to Statutory Reserve	-	-

Reserve Commitment Outstanding	$ 680,128	$ 680,128

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8.	Operating Segments

The Company individually tracks the performance of its operating subsidiaries Shenzhen Rongxin and Guangzhou Yueshen. Shenzhen Rongxin’s business activities involve the trading of mineral water and wines. Guangzhou Yueshen is primarily engaged in distribution of prepaid phone cards and subway tickets.

Below is a presentation of the Company’s financial position and operation results for its operating subsidiaries as of December 31, 2009 and 2008, and for the years then ended.

Financial Position
As of
12/31/2009	Phone Card	Subway Card	Water	Wine	Mobile Phone	Total
Current Assets	$ 386,451	$ 165,622	$ 121,881	$ 317,118	$ 1,183	$ 992,255
Non-Current Assets	11,210	4,804	3,536	9,199	34	28,784
Total Assets	397,661	170,426	125,416	326,318	1,217	1,021,039

Current Liabilities	158,484	67,922	49,983	130,050	485	406,924
Non-Current Liabilities	-	-	-	-	-	-
Total Liabilities	158,484	67,922	49,983	130,050	485	406,924

Net Assets	239,178	102,505	75,433	196,267	732	614,115

Total Liabilities
& Net Assets	$ 397,661	$ 170,426	$ 125,416	$ 326,318	$ 1,217	$ 1,021,039

Results of Operations
For the year ended
12/31/2009	Phone Card	Subway Card	Water	Wine	Mobile Phone	Total
Revenue	$ 7,057,398	$ 3,024,599	$ 212,380	$ 450,626	$ 58,455	$ 10,803,459
Cost of Goods sold	6,897,664	2,956,142	162,002	319,550	57,966	10,393,324
Gross Profit	159,734	68,458	50,378	131,077	489	410,135

Operating Expense	(141,074)	(60,460)	(44,493)	(115,764)	(432)	(362,223)
Operating Profit	18,660	7,997	5,885	15,312	57	47,912

Other Income	302	129	95	248	1	775
Earnings before Tax	18,962	8,127	5,980	15,560	58	48,687
Income Tax Expense	(13,576)	(5,818)	(4,282)	(11,141)	(42)	(34,859)

Net Income	$ 5,386	$ 2,308	$ 1,699	$ 4,419	$ 16	$ 13,828

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Financial Position
As of
12/31/2008	Phone Card	Subway Card	Water	Wine	Mobile Phone	Total
Current Assets	$ 322,927	$ 31,311	$ 516,766	$ -	$ -	$ 871,004
Non-Current Assets	12,333	1,196	19,737	-	-	33,266
Total Assets	335,260	32,507	536,503	-	-	904,270

Current Liabilities	116,604	11,306	186,596	-	-	314,505
Non-Current Liabilities	-	-	-	-	-	-
Total Liabilities	116,604	11,306	186,596	-	-	314,505

Net Assets	218,657	21,201	349,907	-	-	589,765

Total Liabilities
& Net Assets	$ 335,260	$ 32,507	$ 536,503	$ -	$ -	$ 904,270

Results of Operations
For the year ended
12/31/2008	Phone Card	Subway Card	Water	Wine	Mobile Phone	Total
Revenue	$18,056,300	$ 673,716	$ 1,542,771	$ -	$ -	$ 20,272,787
Cost of Goods sold	17,722,252	641,327	1,008,208	-	-	19,371,787
Gross Profit	334,048	32,389	534,563	-	-	901,000

Operating Expense	(71,355)	(6,918)	(114,186)	-	-	(192,460)
Operating Profit	262,693	25,470	420,377	-	-	708,540

Other Income	5	1	8	-	-	14
Earnings before Tax	262,698	25,471	420,385	-	-	708,554

Income Tax Expense	(69,279)	(6,717)	(110,864)	-	-	(186,860)

Net Income	$ 193,419	$ 18,754	$ 309,521	$ -	$ -	$ 521,694

The Company’s chief operating decision maker determines performance based on net income. Because the effect of income tax on each segment bears great importance, decision maker will pay attention to income tax.

B20

9.	Concentration of Risk

Shenzhen Rongxin is subject to supply shortage risk because it purchases of mineral water for resale is sourced from a single vendor, Tibet Glacial Mineral Water Co., Ltd. (“Tibet Glacial”). On October 8, 2007, Shenzhen Rongxin entered into purchase agreement whereby Tibet Glacial would provide spring water at fixed price until January 1, 2009 and in return, Shenzhen Rongxin needed to consume no less than 140,000 trunks of bottle water per year. However, the Company’s operation result is correlated with Tibet Glacial’s availability to supply.

10.	Economic, Political, and Legal Risks

The Company’s operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the economic, political, legal environment, and foreign currency exchange. The Company’s results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, restriction on international remittances, and rates and methods of taxation, among other things.

11.	Spin-off

Stream Horizons Studio, Inc. was engaged in the production of video for broadcast over the internet. The following tabulation summarizes its financial position and operation result as of and for the period ended July 31, 2009 following the spin-off from Wave-lit, Inc.

Stream Horizons Studio, Inc.
Condensed Balance Sheet		Condensed Statement of Income

Assets		Sales revenue	$ -
Current assets	$ -	Cost of sales	-
Non-current assets	-	Gross Profit	-
Total assets	-
		Other income	757,095
Liabilities
Current liabilities	-	Income tax	-
Total liabilities	-
		Net Income	$ 757,095

B21

Stockholders' Equity
Common Stock	$ -
Additional Paid in Capital	89,111
Accumulated Other Comprehensive Income	148,551
Retained Earnings	(237,662)
Total Stockholders' Equity	$ -

For the purpose of the presentation of the financial statements of Company as a continuation of business under BVI, the Company has not included the results of operations for Stream Horizon up to and the end of July 31 2009 as shown above.

B22

DEALER PROSPECTUS DELIVERY OBLIGATION

Until ninety (90) days after the later of (1) the effective date of the Registration Statement or (2) the first date on which the securities are offered publicly, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a Prospectus. This is in addition to the dealers' obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the expenses in connection with this Registration Statement. All of such expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.

Description	Amount to be Paid

Filing Fee - Securities and Exchange Commission	$61.40
Attorney's fees and expenses	10,000.00	*
Accountant's fees and expenses	25,000.00	*
Transfer agent's and registrar fees and expenses	1,500.00	*
Printing and engraving expenses	1,500.00	*
Miscellaneous expenses	5,000.00	*
Total	$43,061.40	*

* Estimated

INDEMNIFICATION OF DIRECTORS AND OFFICERS

*See Indemnification of Directors and Officers above.

RECENT SALES OF UNREGISTERED SECURITIES

Following the Closing Transaction, we will issue a total of 70,919,945 unrestricted shares common shares of common stock to existing shareholders of CN Dragon as part of the Spin Off.

Following the Closing Transaction, we will issue a total of 85,000,000 restricted common shares of common stock to Dong Liu as part of the Exchange Agreement.

Following the Closing Transaction, we will issue a total of 85,000,000 restricted common shares of common stock to Yuan Zhao as part of the Exchange Agreement.

All of the issuances of securities described above were deemed to be exempt from registration in reliance on Section 4(2) of the Securities Act of 1933 as transactions by an issuer not involving a public offering.  We made the determination that each investor had enough knowledge and experience in finance and business matters to evaluate the risks and merits of the investment.  There was no general solicitation or general advertising used to market the securities.  We provided each investor with disclosure of all aspects of our business, including providing the investor with press releases, access to our auditors, and other financial, business, and corporate information. A legend was placed on the stock certificates stating that the securities have not been registered under the Securities Act and cannot be sold or otherwise transferred without an effective registration or an exemption therefrom.

EXHIBITS

Exhibit #	Description

3.1	Articles of Incorporation filed with the British Columbia Ministry of Finance on October 1, 2001(Filed with our Registration Statement on Form 10 filed on November 20, 2009).

3.2	Certificate of Name Change filed with the British Columbia Ministry of Finance on November 17, 2005 (Filed with our Registration Statement on Form 10 filed on November 20, 2009).

3.3	Certificate of Restoration filed with the British Columbia Ministry of Finance on August 28, (Filed with our Registration Statement on Form 10 filed on November 20, 2009).

4.1	Notice of Alteration filed with the British Columbia Ministry of Finance on October 7, 2009 (Filed with our Registration Statement on Form 10 filed on November 20, 2009).

10.1	Stock Purchase and Share Exchange Agreement effective May 20, 2009 (Filed with our Registration Statement on Form 10 filed on November 20, 2009).

23.1	Consent of Samuel H. Wong & Co., LLP, dated November 2, 2009 (Filed with our Registration Statement on Form 10 filed on November 20, 2009).

UNDERTAKINGS

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post effective amendment to this Registration Statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(b) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and rise represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

(c) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material changes to such information in the Registration Statement.

2. For determining liability under the Securities Act, treat each post-effective amendment as a new Registration Statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3. To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

4. For determining liability of the undersigned issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned issuer undertakes that in a primary offering of securities of the undersigned issuer pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned issuer relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned issuer or used or referred to by the undersigned issuer;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned issuer or its securities provided by or on behalf of the undersigned issuer; and

iv. Any other communication that is an offer in the offering made by the undersigned issuer to the purchaser.

5. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer of controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

6. For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this Registration Statement as of the time the Commission declared it effective.

7. For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new Registration Statement for the securities offered in the Registration Statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

8. That, for the purpose of determining liability under the Securities Act to any purchaser:

a). If the issuer is relying on Rule 430B:

1. Each prospectus filed by the undersigned issuer pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

2. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date; or

b). If the issuer is subject to Rule 430C:

Each prospectus filed pursuant to Rule 424(b) as part of a Registration Statement relating to an offering, other than Registration Statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing on Form S-1 and authorized this Registration Statement to be signed on its behalf by the undersigned in the City of Las Vegas, Nevada May 28, 2010.

CHINA TELETECH LIMITED

/s/ Henry Liguori
HENRY LIGUORI
Chief Executive Officer (Principal Executive Officer)
Chief Financial Officer (Principal Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

/s/ Henry Liguori
HENRY LIGUORI
Chief Executive Officer (Principal Executive Officer)
Chief Financial Officer (Principal Accounting Officer)
Director

May 28, 2010